PRIVATE ELECTRICITY SUPPLY
("SECOND-TIER") LICENCE
in favour of
Northern Electric plc

OFFICE OF ELECTRICITY REGULATION NORTHERN IRELAND
Brookmount Buildings
42 Fountain Street
BELFAST BT1 TEE

TABLE OF CONTENTS

PART I		TERMS OF THE LICENCE
PART II	THE CONDITIONS

CONDITION 1:	INTERPRETATION AND CONSTRUCTION
CONDITION 2:	CONNECTION AND USE OF SYSTEM - REQUIREMENT TO
OFFER TERMS
CONDITION 3:	CONNECTION AND USE OF SYSTEM - FUNCTION OF THE
DIRECTOR
CONDITION 4:	COMPLIANCE WITH GRID CODE AND, WHERE APPLICABLE,
DISTRIBUTION CODE
CONDITION 5: 	SUPPLY COMPETITION CODE
CONDITION 6:	MODIFICATION OF SUPPLY COMPETITION CODE AND
CANCELLATION OF
		CONTRACT
CONDITION 7:	LICENSEE'S SYSTEM PLANNING
CONDITION 8:	SECURITY ARRANGEMENTS
CONDITION 9:	COMPULSORY ACQUISITION OF LAND
CONDITION 10: POWERS TO CARRY OUT ROAD WORKS ETC
CONDITION 11: HEALTH AND SAFETY OF EMPLOYEES
CONDITION 12: PAYMENT OF FEES

SCHEDULE 1
SCHEDULE 2



PART I

1.	The Director General of Electricity Supply for Northern
Ireland, in accordance with a general authority given by the Department of Economic Development under Articles 10(1) and 10(2) of the Electricity (Northern Ireland) Order 1992 (hereinafter referred to as the "Order") and in exercise of the powers conferred by Articles 10(2)(a), 10(6), 11 and 13 of the Order hereby grants to Northern Electric plc a licence to supply electricity to the premises specified or of the description specified in Schedule 1 during the period specified in paragraph 3 below, subject to the Conditions set out in Part II below (hereinafter referred to as the "Conditions").

2.	The Conditions are subject to modification or amendment in
accordance with their terms or with Articles 14, 17 or 18 of the Order. The licence hereby granted (hereinafter referred to as "this license") is further subject to the terms as to revocation specified in Schedule 2.

3.	This licence shall come into force on 1 April 1993 and
unless revoked in accordance with the provisions of Schedule
2 shall continue in force until determined by not less than 25 years' notice in writing given by the Director General of Electricity Supply for Northern Ireland to the Licensee, such notice not to be served earlier than the tenth anniversary of the date on which this licence comes into force.

		April 1993

							Director General of Electricity Supply
							Northern Ireland


PART II	THE CONDITIONS

Condition 1:	Interpretation and construction

1.	Unless the contrary intention appears:

(a)	words and expressions used in the Conditions or in the
Schedules below shall be construed as if they were in an enactment and the Interpretation Act (Northern Ireland) 1954 applied to them; and

(b)	references to an enactment shall include subordinate
legislation and in both cases any statutory modification or re-enactment thereof after the date when this licence comes into force.

2.	Any word or expression defined for the purposes of any
provision of Part II of the Order shall, unless the contrary intention appears, have the same meaning when used in the Conditions or in the Schedules below.

3.	In the Conditions and in the Schedules below, unless
otherwise specified or the context otherwise requires:

"affiliate" in relation to any person means any holding company or subsidiary of that person or any subsidiary of a holding company of that person, in each case within the meaning of sections 736, 736A and 736B of the Companies Act 1985 as substituted by section 144 of the Companies Act 1989;

"Ancillary Services" means:

 (a) back start, reactive power, frequency control and such other services as any authorised electricity operator may be required to have available as ancillary services in association with any generation set pursuant to the Grid Code; and
 (b) such services as any authorised electricity operator may have agreed to have available as being ancillary services in association with any generation set pursuant to an agreement made with the transmission licensee and which may be offered for sale to the transmission licensee for the purpose of securing stability of operation on the transmission system and the distribution system of any authorised electricity operator or any system linked to the transmission system or distribution system by an interconnector;

"authorised" in relation to any business or activity means authorised by licence granted under Article 10 or exemption granted under Article 9 of the Order;

"authorised electricity operator" means any person (other than the licensee) who is authorised to generate, transmit or supply electricity;

"cancel" in relation to the Director, means exercise his cancellations powers;

"cancellable generating unit agreement" means a generating unit agreement which may be the subject of a cancellation direction, being the generating unit agreements specified in Schedule 8 of the transmission licence issued to Northern Ireland Electricity plc with effect from 1 April 1992 (as it may be modified pursuant to paragraph 12 of Condition 8 of Part III thereof or paragraph 5 of Condition 10 of Part III thereof);

"cancellation direction" means a direction issued by the Director to cancel a cancellable generating unit agreement;

"cancellation powers" means the powers of the Director to direct any party to a cancellable generating unit agreement to terminate that agreement upon such date or the happening of such event as shall be specified in the notice containing the direction;

"Community obligation" has the meaning ascribed to it in Schedule
1 to the European Communities Act 1972;

"Department" means the Department of Economic Development;

"designated" in relation to any agreement, arrangement, code, notice, proposal therefor or other document, means designated by the Department or on its behalf by means of initialing or descriptive reference whether for the purposes of any Condition of this licence or otherwise, but so that an agreement, arrangement, code, notice, proposal therefor or other document so designated may at the discretion of the Department cease to be designated if amended or modified in any material respect;

"Director" means the Director General of Electricity Supply for
Northern Ireland;

"Distribution Code" means, in relation to Northern Ireland Electricity plc, the Distribution Code required to be prepared by it pursuant to paragraph 14 of Condition 18 of Part II of its transmission and public electricity supply licences, and, in relation to any other public electricity supplier, the distribution code required to be prepared by such supplier, and in either case approved by the Director, as from time to time revised with the approval of the Director;

"distribution system" in relation to a public electricity supplier means all electric lines of that public electricity supplier within its authorised area (excepting lines forming part of the transmission licensee's transmission system or any interconnector) and any other electric lines which the Director may specify as forming part of that public electricity supplier's distribution system, and includes any electrical plant and meters of that public electricity supplier which are used in connection with distribution by it;

"emissions" means the discharge of substances into the air;

"generating unit agreement" means a power purchase agreement between a generator and the power procurement manager in respect of a generation set or combination of generation sets;

"generation licence" means a licence granted under Article
10(1)(a) of the Order;

"generation set" means any plant or apparatus for the production of electricity;

"generator" means a person authorised by a licence granted under
Article 10(1)(a) of the Order;

"Grid Code" means the Grid Code required to be prepared by the transmission licensee and approved by the Director as from time to time revised amended, supplemented or replaced with the approval or at the instance of the Director;

"interconnector" means electric lines and electrical plant and meters used solely for conveying electricity directly to or from a substation or converter station within Northern Ireland into or out of Northern Ireland;

"licensee" means Northern Electric plc (registered in England under number 2366942) and (where the context so requires) shall include any business in respect of which the licensee is a successor company;

"licensee's system" means the electric lines owned or operated by the licensee through which electricity is transported from generation sets to the point of connection with the transmission system or the distribution system or any other system of any authorised electricity operator for the distribution of electricity or to the point of delivery to customers, and includes any electrical plant and meters owned or used by the licensee in connection therewith;

`modification" includes addition, omission, amendment and substitution, and cognate expressions shall be construed accordingly;

"Northern Ireland Fuel Security Code" means the document of that title designated as such by the Department as from time to time amended in accordance with its provisions, dealing with the cooperation of licence holders in strategic contingency planning in respect of fuel stocks, the modification of the merit order and certain other systems and procedures under the Grid Code during periods when the Department has given and there is in force one or more directions under Article 37(4) of the Order, the entitlement of authorised electricity operators to and the collection of certain payments in anticipation of, during and after the expiry of any such periods, and connected matters;

"power procurement manager" means the transmission licensee when it is performing or required to perform its obligations as power procurement manager under its transmission license;

"power purchase agreement" means a contract for the provision to the licensee or any other authorised electricity operator of the whole or any part of the available capacity and/or the sale or other disposal to the licensee or any other authorised electricity operator of the whole or any other authorised electricity operator of the whole or any part of the output of a generation set or combination of generation sets;

 "power station agreement" means an agreement made with effect from 1 April 1992 between a generator and the power procurement manager in relation to matters concerning a generating station and designated for the purposes of the generation licences granted to the successor companies;

"public electricity supplier" means Northern Ireland Electricity plc or any other holder for the time being of a licence under
Article 10(1)(c) of the Order except where he is acting otherwise than for purposes connected with the supply of electricity to premises in his authorized area;

  "public electricity supply licence" means a licence granted under Article 10(1)(c) of the Order;

"relating undertaking" in relation to any person means any undertaking in which that person has a participating interest as defined by section 260 of the Companies Act 1985 as substituted by section 22 of the Companies Act 1989;

 "relevant exempt self supplier" means a relevant exempt self supplier within the meaning of the Electricity (Class Exemptions from the Requirement for a Licence) Order (Northern Ireland)
1992;

"relevant licensed supplier" means a person authorised by a licence granted under Article 10(1)(c) or 10(2) of the Order;

"relevant supplier" means a relevant licensed supplier or a relevant exempt self supplier;

"successor company" bears the meaning ascribed to it for the purposes of Part III of the Order;

"Supply Competition Code" means the document of that title designated as such by the Department, as from time to time revised, amended, supplemented or replaced with the approval or at the instance of the Director;

"total system" means the transmission system and the distribution system of Northern Ireland Electricity plc taken together;

"transmission licence" means a licence granted under Article
10(1)(b) of the Order;

"transmission licensee" means Northern Ireland Electricity plc or any other holder for the time being of a transmission licence;

"transmission system" in relation to the transmission licensee means the system of electric lines comprising the transmissions licensee's high voltage lines and electrical plant and meters used for conveying electricity from a generating station to a substation, from one generating station to another, and from one substation to another within the transmission licensee's authorised area (except any such lines which the Director may approve as being part of a public electricity supplier's distribution system) and any other electric lines which the Director may specify as forming part of the transmissions licensee's transmission system and shall not include any interconnector; and

"undertaking" bears the meaning ascribed to it by section 259 of the Companies Act 1985 as substituted by section 22 of the Companies Act 1989.

4.	Subject as provided in paragraph 5, for as long as Northern
Ireland Electricity plc continues to be the holder of both its transmission licence and public electricity supply licence, and notwithstanding anything to the contrary in this licence, this licence (except this paragraph and paragraph 5) shall have effect as if:

(a)	all distribution system and the transmission system of
Northern Ireland Electricity plc were a single system for the transmission and distribution of electricity;

(b)	all references to the transmission system and to the
distribution system, insofar as such systems are the systems of Northern Ireland Electricity plc, were references to the total system; and

(c)	for as long as the Director shall not have issued any
directions to Northern Ireland Electricity plc under paragraph 14 of Condition 18 of Part II of its transmission and public electricity supply licences, all references to the Distribution Code were references to the Grid Code.

5.	Notwithstanding the holding by Northern Ireland Electricity
plc of both of the licences referred to in paragraph 4, the Director may issue to the licensee directions (which may be subject to conditions which, in the opinion of the Director, are necessary or desirable in order to secure that the Conditions or, as the case may be, paragraphs or sub-paragraphs of the Conditions in which the relevant references referred to in paragraph 4 appear, operate separately in relation to the transmission system and the distribution system of Northern Ireland Electricity plc) disapplying in whole or in part the provisions of paragraph
4 if:

(a)	it is necessary for him to do so in order to comply
with a Community obligation;
or

(b)	there shall have been granted a subsequent licence
under Article 10(1)(b) or 10(1)(c) of the Order.

This licence shall have effect in accordance with the terms of such directions.

6.	Unless otherwise specified:

(a)	any reference to a numbered Condition or to a numbered
Schedule is respectively a reference to the Condition or the Schedule bearing that number in this licence;

(b)	any reference to a numbered paragraph is a reference to
the paragraph bearing that number in the Condition or
Schedule in which the reference occurs; and

(c)	(without prejudice to any provision which restricts
such variation, supplement or replacement) any reference to any agreement, licence (other than this licence), code or other instrument shall include a reference to such agreement, licence, code or other instrument as varied, supplemented or replaced from time to time.

7.	The heading or title of any Part, Condition, Schedule or
paragraph shall not affect the construction hereof.

8.	Where any obligation of the licensee is expressed to require performance within a specified time limit that obligation shall continue to e binding and enforceable after that time limit if the licensee fails to perform that obligation within that time limit (but without prejudice to all rights and remedies available against the licensee by reason of the licensee's failure to perform within the time limit).

9.	The provisions of section 24 of the Interpretation Act
(Northern Ireland) 1954 shall apply for the purposes of the delivery or service of any document, direction or notice to be delivered or served pursuant to this licence, and directions issued by the Director pursuant to any Condition shall be delivered or served as aforesaid.


Condition 2:	Connection and use of system - requirement to
offer terms

1.	The licensee shall, subject to paragraph 6,7 and 10:

(a)	offer to enter into an agreement to provide a
connection to the licensee's system with any person who has made application for connection to the licensee's system;
and

(b)	offer to enter into an agreement for the modification
of a connection to the licensee's system with any person who has made application for modification of a connection to the licensee's system; and

(c)	offer to enter into an agreement with any authorised
electricity operator or person who shall have applied for a licence under Article 10 of the Order and whose application has not been withdrawn or rejected who has made application for use of the licensee's system:

(i)	to accept into the licensee's system at such entry
point and in such quantities as may be specified in the application, electricity to be provided by or for that person; and

(ii)	to delivery electricity equal in quantity to that
accepted into the licensee's system (less only any losses incurred in the course of transporting such electricity through the licensee's system) from such exit points on the licensee's system and in such quantities as may be specified in the application to such person as the person making the application may specify.

2.	The licensee shall, subject to paragraphs 6, 7 and 10, offer terms for an agreement in accordance with paragraph 1 as soon as practicable and in any event not more than the period specified in paragraph 8 after receipt by the licensee of an application from the person containing all such information as the licensee may reasonably require for the purposes of formulating the terms of its offer.

3.	Each offer made in accordance with paragraph 1 shall:

(a)	make detailed provision regarding such of the following
matters as are relevant for the purposes of the agreement:

(i)	the carrying out of works (if any) required for
the construction or modification of the entry point to connect the licensee's system to the transmission system of the transmission licensee or to the distribution system of any public electricity supplier or the system for the distribution of electricity of any other authorised electricity operator or in connection with the construction or modification of any exit points for the delivery of electricity as specified in the application, and for the obtaining of any consents necessary for such purpose;

(ii)	the carrying out of works (if any) for the
provision of electrical plant or for the extension or reinforcement of the licensee's system which are required to be undertaken for the provision of connection to, or the making of a modification to a connection to, the licensee's system or for provision of use of the licensee's system to the person and for the obtaining of any consents necessary for such purposes;

(iii)	the installation of appropriate meters or
other apparatus (if any) required to enable the licensee to measure electricity being accepted into licensee's system at the specified entry point and leaving such system at the specified exit points;

(iv)	the installation of such switchgear or other
apparatus (if any) as may be required for interrupting the use of the licensee's system should there be a failure by or for a person to provide electricity at its entry point on the licensee's system for delivery to the person specified by the person making the application from the exit points on the licensee's system;

(v)	the date by which any works required  so as to
permit access to the licensee's system (including for this purpose any works for its extension or reinforcement) shall be completed and so that, unless otherwise agreed by the person making the application, a failure to complete such works by such date shall be a material breach of the agreement entitling the person to rescind such agreement;

(vi)	the charges to be paid by the person making the
application for the provision of electrical plant, for connections to or modification of connections to, or the extension or reinforcement of, the licensee's system, for the installation of meters, switchgear or other apparatus and for their maintenance, for disconnection from the licensee's system and the removal of electrical plant, electric lines and meters following disconnection, and for use of the licensee's system which shall, unless manifestly inappropriate, be set in conformity with paragraph 4; and

(b)	contain such other provisions as may be appropriate for
the purposes of the agreement in the circumstances in which it is likely to be entered into.

4.	The charges referred to in paragraph 3 to be contained in
every agreement the subject of an offer by the licensee shall be such that:

(a)	charges for the provision of electrical plant,
connection charges, charges for modification of connections, charges for disconnection from the licensee's system and the removal of electrical plant, electric lines and meters following disconnection or any charges for extension or reinforcement of the licensee's system or for use of the licensee's system are set at a level which will enable the licensee to recover no more than:

(i)	the appropriate proportion (taking account of the
factors referred to in paragraph 5) of the costs directly or indirectly incurred by the licensee; and

(ii)	a reasonable rate of return on the capital
represented by such costs; and

(b)	charges for the installation of meters, switchgear or
other apparatus and for their maintenance shall not exceed the costs thereof and a reasonable rate of return on the capital represented by such costs.

5.	For the purpose of determining an appropriate proportion of
the costs directly or indirectly incurred in carrying out works, the licensee shall have regard to:

(a)	the benefit (if any) to be obtained or likely in the
future to be obtained by the licensee or any other person as a result of the carrying out of such works whether by virtue of the provision of electrical plant, the reinforcement or extension of the licensee's system, or the provision of additional entry or exit points on the licensee's system or otherwise; and

(b)	the ability or likely future ability of the licensee to
recoup a proportion of such costs from other persons.

6.	The licensee shall not be obliged pursuant to this Condition to offer to enter into any agreement where, by reason of the capacity of the licensee's system and the use made or reasonably expected to be made of it, the licensee would be required to expand or reinforce the capacity of the licensees system.

7.	The licensee shall not be obliged pursuant to this Condition to offer to enter into any agreement with any person if:

(a)	to do so would be likely to involve the licensee:

(i)	in breach of the Grid Code; or

(ii)	in breach of the Distribution Code; or

(iii)	in breach of the Electricity Supply
Regulations (Northern Ireland) 1991 or any regulations made under Article 32 of the Order; or

(iv)	in breach of any other enactment relating to
safety or standards applicable to the licensee's system; or

(b)	the person does not undertake to be bound, insofar as
applicable, by the terms of such parts of the Codes referred to in sub-paragraph (a)(i) and (a)(ii) above, as from time to time in force and to such extent as the Director shall from time to time specify in directions issued to the licensee for the purposes of this Condition.

8.	For purposes of paragraph 2, the period specified shall be:

(a)	in the cases of persons seeking use of the licensee's
system only, 28 days; and

(b)	in the case of persons seeking connection or
modification of an existing connection or seeking use of the licensee's system in conjunction with connection, three months.

9.	The licensee shall within 28 days following receipt of a
request from any person, give or send to such person such information in the possession of the licensee as may be reasonably required by such person for the purpose of competing the appropriate paragraphs of the Electricity
(Applications for Licenses and Extensions of Licences)
Regulations (Northern Ireland) 1992 or such provisions to like effect contained in any further regulations then in force made pursuant to Articles 10(3) and 64 of the Order.

10.	Paragraphs 1 to 9 inclusive shall apply only if and to the
extent that the Director so directs. The licensee shall comply with any such direction.


Condition 3:	Connection and use of system - function of the
Director


1.	If, after a period which appears to the Director to be
reasonable for the purpose, the licensee has failed to enter into an agreement with any person entitled or claiming to be entitled thereto pursuant to an application in accordance with Condition 2, the Director may, pursuant to Article
11(3) of the Order, on the application of such person or the licensee, settle any terms of the agreement in dispute between the licensee and the person in question in such manner as appears to the Director to be reasonable having (insofar as relevant) regard, in particular, to the following considerations:

	(a)	that the person should pay to the licensee the whole or
an appropriate proportion (as determined in accordance with paragraph 5 of Condition 2) of the costs directly or indirectly incurred by the licensee in the carrying out of any works or in providing or doing any other thing under the agreement in question calculated in accordance with the principles set out in paragraph 4 of Condition 2 together with a reasonable rate of return on the capital represented by such costs;

	(b)	that the performance by the licensee of it obligations
under the agreement should not cause it to be in breach of any other Condition of this licence;

	(c)	that any methods by which the licensee's system is
connected to the transmission system of the transmission licensee or the distribution system of any public electricity supplier or to the system for the distribution of electricity of any other person authorised to supply electricity accords with good engineering principles and practices;

	(d)	that the terms and conditions of agreements entered
into by the licensee pursuant to an application in accordance with Condition 2 should be, so far as circumstances allow, as similar in substance and form as is practicable.

2.	If the person wishes to proceed on the basis of the
agreement as settled by the Director, the licensee shall forthwith enter into and implement such agreement in accordance with its terms.

3.	If either party to an agreement for connection to, or
modification of a connection to, the licensee's system or for use of the licensee's system entered into pursuant to Condition 2 or this Condition proposes to vary the contractual terms of such agreement in any manner provided for under such agreement, the Director may, at the request of the licensee or other party to such agreement, settle any dispute relating to such variation in such manner as appears to the Director to be reasonable having regard (insofar as relevant), in particular, to the considerations set out in subparagraph (a) to (d) of paragraph 1.


Condition 4:	Compliance with Grid Code and, where applicable,
Distribution Code

1.	The licensee shall comply with the provisions of the Grid
Code and the Distribution Code insofar as applicable to it.

2.	The Director may, following consultation with the
transmission licensee (and, in the relevant circumstances, any public electricity supplier), issue directions relieving the licensee of it obligation under paragraph 1 above in respect of such parts of the Grid Code (and, in the relevant circumstances, the Distribution Code) and to such extent as may be specified in those directions.

3.	In this Condition, the "relevant circumstances" are where
the Director shall have issued directions to the transmission licensee and the public electricity supplier under paragraph 14 of Condition 18 of Part II of the transmission and public electricity supply licenses.

4.	The Director shall be entitled, in order to implement the
requisite arrangements referred to in Condition 6, to issue directions to the transmission licensee requiring it to revise the Grid Code in such manner and with effect from such date as may be specified in the directions, provided that such revisions shall not:

	(a)	come into effect earlier than 1 November 1996: or

	(b)	affect the rights or obligations of any party to:

	(i)	a power purchase agreement which is not a
cancellable generating unit agreement; or

	(ii)	a cancellable generating unit agreement which has
not, at the relevant time, been the subject of a cancellation direction,

	 under that agreement beyond what my reasonably be regarded as de minimis in relation to that person.


Condition 5:	Supply Competition Code

1.	The licensee shall comply with the provisions of the Supply
Competition Code insofar as applicable to it, including any requirements thereunder for the Director's approval or consent, for compliance with directions issued by the Director or relating to determinations made by the Director.

2.	The provisions of the Supply Competition Code shall have
effect as if they were set out in this licence.

3.	The Supply Competition Code may be modified:

	(a)	in accordance with paragraph 4;

	(b)	in accordance with the provisions of the Supply
Competition Code; or

	(c)	not later than 1 June 1993 by the Director so as to add
in paragraph 6 of the Supply Competition Code, after the word "manager" either:

	(i)	the words `provided that, in calculating such
total requirements, no account shall be taken of electricity which a relevant supplier generates himself where the relevant supplier, as respects that electricity, satisfies the relevant condition. In this paragraph, "relevant condition" has the same meaning as in paragraph D.2(a) of Schedule 2 to the Electricity
(Class Exemptions form the Requirement for a Licence)
Order (Northern Ireland) 1992, save that the reference therein to "person in question" shall be treated as a reference to "relevant supplier in question"; or

(ii)	such other words as the Director, after
consultation with the licensee and having taken into consideration any representations made by the licensee, shall determine to be requisite or expedient so as to achieve his objective of ensuring that relevant suppliers or any class or classes of relevant supplier shall be entitled to purchase electricity from the power procurement manager notwithstanding the fact that they generate some of their requirements for electricity themselves.

4.	The Director shall be entitled to make such modifications of the Supply Competition Code as shall, in his opinion, be necessary to implement the requisite arrangements referred to in Condition 6, or in accordance with paragraph 8 of that Condition, provided that such modifications shall not come into effect earlier than 1 November 1996

5.	The modifications of the Supply Competition Code made
pursuant to paragraph 4 shall include the establishment of procedures for its further modification with the agreement of all licence holders and , in the absence of such agreement, in the manner provided for in Articles 14 to 18 of the Order

6.	No modification of the Supply Competition Code pursuant to
paragraph 4 shall affect the rights or obligations of any party to:

	(a)	a power purchase agreement which is not a cancellable
generating unit agreement; or

	(b)	a cancellable generating unit agreement which has not,
at the relevant time, been the subject of a cancellation direction,

	under that agreement beyond what may reasonably be regarded as de minimis in relation to that person.


Condition 6:	Modification of Supply Competition  Code and
cancellation of contracts

1.	When the Director shall have determined that the requisite
arrangements have been developed and that they satisfy the requirements of paragraph 3, he shall be entitled to exercise the powers specified in paragraph 4, provided that the procedural requirements of paragraph 6 have been followed.

2.	The requisite arrangements are arrangements which, if
implemented by means of the making of modifications to the Supply Competition Code, the Grid Code and the Northern Ireland Fuel Security Code, would facilitate an increase in competition in the generation or supply of electricity in Northern Ireland for the benefit of consumers of electricity in Northern Ireland in respect of the prices charged and the other terms of supply, the continuity of supply and the quality of the electricity supply services provided.

3.	The requirements of this paragraph are:

	(A)	that there is available for immediate establishment an
electricity trading system by which (except as provided in paragraph 7) the power procurement manager and all licence holders will be bound and which, in the opinion of the Director, will:

	(I)	constitute proper and adequate arrangements for
the trading of electricity and the calculation and settlement of payments due for the provision of available generating capacity and the delivery or supply of electricity;

	(ii)	ensure that adequate arrangements are in place for
the provision by generators of all necessary Ancillary
Services and the proper remuneration of those services;

	(iii)	be based upon a system of despatch of
generations sets which is technically viable and will not prejudice the security and stability of the total system or any part of it;

	(iv)	ensure that there are adequate incentives for all
generators to make available such generation capacity as will in aggregate be sufficient to ensure that all reasonable demands for electricity are satisfied; and

	(v)	ensure that all generators and relevant licensed
suppliers are contractually bound to comply with the provisions of the Northern Ireland Fuel Security Code;

	(vi)	ensure that relevant suppliers shall contract
for or acquire, in aggregate, amounts of generation capacity and quantities of electricity form the power procurement manager which are not less than the amounts of generation capacity and quantities of electricity for which the power procurement manager is committed to pay under -

(a)	the power purchase agreements to which the
power procurement manager is a party and which are cancellable generating unit agreements which at all relevant times have not been canceled; and

	(b)	the power purchase agreements to which the
power procurement manager is a party and which are not liable to be cancelled;

	(vii)	not in its operations require any generator
to breach any obligation incumbent upon it under the Large Combustion Plants (Control of Emissions)
Regulations (Northern Ireland) 1991 in relation to emissions;

	(viii)	contain arrangements which will ensure that
each generator which shall be a party to a cancellable generating unit agreement, for so long as such agreement shall not have been cancelled, shall be in no worse a financial position in respect of its rights under that cancellable generating unit agreement by reason of the operation of Clause 7.3.2 of each power station agreement;

	(ix)	ensure that an appropriate share of the costs of
the Land Bank Business shall be borne by each relevant supplier;

	(x) not, in its operation, cause the licensee to be unable to finance the carrying on of the activities which it is authorised by this licence to carry on; and

	(B)	that each generator which shall have applied for a
licence under Article 10(2) of the Order to have effect from the date upon which the cancellable generating unit agreement to which it is a party is to be cancelled, shall have been granted such a licence, provide

	(a)	the Director shall at the relevant time have power
under Article 10 of the Order to grant such a licence:

	(b)	the criteria for the grant of such a licence shall
otherwise have been satisfied at the date of the application and the date upon which it is first to have effect; and

	(c)	there shall have been no material change in the
circumstances of the applicant in any relevant respect between the date of the application and the date upon which the licence is to have effect.

4.	The power referred to in paragraph 1 are powers to serve
upon the power procurement manager and the generator under a cancellable generating unit agreement a notice directing them to terminate the cancellable generating unit agreement pursuant to Clause 9.3 thereof upon such date or the happening of such event as shall be specified in the notice.

5.	The power specified in paragraph 4 may not be exercised in
relation to any cancellable generating unit agreement in the table appearing in Schedule 8 of the transmission licence earlier than the date appearing opposite that cancellable generating unit agreement in that table. The Director may, in relation to any cancellable generating unit agreement and upon the application of either party to that cancellable generating unit agreement, modify the table appearing in
Schedule 8 of the transmission licence by substituting a later date for the date appearing opposite that agreement in that table.

6.	The procedural requirements which require to have been
followed for the purposes of paragraph 1 are:

	(a)	in his preparations for the making of the determination
referred to in paragraph 1, the Director shall have consulted with the Department, all licence holders, the power procurement manager, the consumer committee and such other persons as the Director shall consider likely to be materially affected in relation to the steps that he believes require to be taken and the documentation and other obligations which he believes require to be entered into, imposed or assumed in order to satisfy the requirements of paragraph 3 and to create and implement the requisite arrangements;

	(b)	in the consultations referred to in sub-paragraph (a)
above, the Director shall have made available to each person so consulted such drafts of the documentation in question and of the instruments or other means by which the obligations in question are to be imposed or assumed, as he shall consider are necessary so as properly to inform such persons of the detail of his proposals;

	(c)	the Director shall have given each person so consulted
the opportunity to make representations in relation to the relevant steps and relevant documentation and shall have taken into consideration all such representations (other than those which are frivolous or trivial) in making the determinations;

	(d)	the Director shall have published his conclusions as to
the relevant steps (including drafts of the relevant documentation) and his reasons for those conclusions;

	(e)	the Director shall, before exercising any power under
paragraph 4, have given not less than 180 days' notice to the Department, the power procurement manager, every person who at the time he gives the notice is a licence holder, and the consumer committee that he intends to do so; and

	(f)	the Director shall, in publishing any statement of
proposals or the reasons for them, have treated as confidential any representation (including any submission of any written material) which (and to the extent that) the person making the representation shall, by notice in writing to the Director or by endorsement on the representation of words indicating the confidential nature of such representation, have specified as confidential information.

7.	The rules of the electricity trading system referred to in
paragraph 3(A) contained in the Supply Competition Code as modified by the Director in the exercise of his powers under paragraph 3 of Condition 5 of Part III of the transmission licence, may provide that they are to apply to all licence holders except if and to the extent that:

	(a)	they permit the Director to relieve the licence holder
in question from compliance with them or any of them; or

	(b)	they make provision that they are to apply to
particular licence holders or classes of licence holder differently from the way or ways in which they apply to other licence holders.

8.	Notwithstanding paragraph 6, the Director shall be entitled, after having carried out the consultations referred to in paragraph 6 and published his conclusions, both before and after he shall have given any notice of the kind referred to in sub-paragraph (e) of paragraph 6, to make any modification of the relevant documentation which:

	(a)	is, in his opinion, necessary or desirable in order to
refine the requisite arrangements;

	(b)	involves only a change of technical nature in the
requisite arrangements; and

	(c)	will not increase the liability or decrease the rights
of any person bound or to be bound by the Supply Competition
Code beyond what may be regarded as reasonable in relation to that person,

	provided he give due notice of such amendment or variation to such persons as appear to him to be likely to be affected thereby.

9.	The licensee shall afford the Director such co-operation as
he shall in directions issued to the licensee for the purposes of this Condition request in developing and testing his proposals for the establishment of the requisite arrangements and the electricity trading system referred to in paragraph 3(A).

10.	The licensee's reasonable direct costs of complying with a
request made under paragraph 9 (incurred prior to the date upon which the Director shall have first exercised his cancellation powers and for which and invoice shall have been submitted by the licensee to the transmission licensee not later than 2 months prior to the date upon which the first cancellation direction shall take effect) shall be audited in such manner as the Director shall from time to time require and shall be recoverable from the transmission licensee.

11.	In this Condition:

	"consumer committee" means the committee appointed by the Director under Article 7 of the Order;

	"grid operator" means the transmission licensee when it is performing or required to perform it obligations under Condition 11 of Part III of its transmission licence;

	"Land Bank Business" means the business of Northern Ireland Electricity plc in the discharge of its obligations under Condition 12 of Part III of its transmission licence;

	"licence holder" means the holder of a licence granted under
Article 10 of the Order;

	"modification"	includes addition, omission, amendment and
substitution, and cognate expressions shall be construed accordingly;

	"relevant documentation" means the documentation and other obligations referred to in sub-paragraph (a) of paragraph
6;

	"relevant steps" means the steps referred to in sub-paragraph (a) of paragraph 6; and

	"requisite arrangements" means the arrangements referred to as such in paragraph 2



Condition 7:	Licensee's system planning

1.	The licensee shall plan and develop each part of the
licensee's system in accordance with a standard not less than the relevant standard insofar as applicable to it or such other standard of planning as the licensee may, following consultation with the transmission licensee, each public electricity supplier and such (if any) other authorised electricity operators as the Director shall consider appropriate and with the approval of the Director, adopt from time to time.

2.	The Director may (following consultation with the licensee,
the transmission licensee, each public electricity supplier and such (if any) other authorised electricity operators as the Director shall consider appropriate) issue directions relieving the licensee of its obligation under paragraph 1 in respect of such parts of the licensee's system and to such extent as may be specified in the directions.

3.	In this Condition:

	"relevant standard"	means the standard laid down in the
document entitled Transmission and Distribution System
Security and Planning Standards" as submitted form time to time by the transmission licensee to and approved by the Director.



Condition 8:	Security arrangements

1.	The licensee shall comply with the provisions of the
Northern Ireland Fuel Security Code and such provisions shall have effect as if they were set out in this licence.

2.	The Northern Ireland Fuel Security Code may be amended in
accordance with its
	provisions



Condition 9:	Compulsory acquisition of land

1.	All the powers and rights conferred by or under the
provisions of Schedule 3 of the Order (compulsory acquisition of land) shall have effect in relation to the licensee to the extent that they are required for the installation, maintenance, removal ore replacement of the licensee's system or any part thereof which are necessary to enable the licensee to supply electricity to the premises specified in Schedule 1.

2.	The powers referred to in paragraph 1 shall not apply to
land forming part of the land bank.

3.	Paragraphs 1 and 2 inclusive:

	(a)	shall cease to have effect on 31 March 1996 unless the
Director shall before such date have substituted a later date in directions issued to the licensee for the purposes of this Condition; and

	(b)	may be brought into effect after they shall have ceased
to have effect on such date as the Director shall specify in directions issued to the licensee for the purposes of this Condition.

4.	In this Condition:

"land" includes any right, easement or other interests in land and any wayleave; and

"land bank" means the land more fully described in Schedule 9 of the transmission licence granted to Northern Ireland Electricity plc together with such additional land as shall be acquired by Northern Ireland Electricity plc as the holder of that licence by virtue of any requirement that a generator shall transfer to it a freehold interest in any land.



Condition 10:	Powers to carry out road works etc

1.	The powers and rights conferred by or under the provisions
of Schedule 4 of the Order (other powers, etc., of licence holders) shall have effect and may be exercised by carrying out works in relation to, or in pursuance of, the installation, inspection, maintenance, adjustment, repair, alteration, replacement and removal of:

	(a)	electric lines which are necessary to enable the
licensee to supply electricity to
	the premises specified in Schedule 1;

	(b)	electrical plant associated with such lines; and

	(c)	any structures for housing or covering such lines or
plant.

2.	Paragraph 1:

	(a)	shall cease to have effect on 31  March 1996 unless the
Director shall before such date have substituted a later date in directions issued to the licensee for the purposes of this Condition; and

	(b)	may be brought into effect after it shall have ceased
to have effect on such date as the Director shall specify in
directions issued to the licensee for the purposes 	of
this Condition.



Condition 11:	Health and safety of employees

	It shall be the duty of the licensee to act together with other licence holders to consult with appropriate representatives of the employees for the purpose of establishing and maintaining an appropriate machinery or forum for the joint consideration of matters of mutual concern in respect of the health and safety of persons employed by those licence holders.


Condition 12:	Provision of information to the Director

1.	Subject to paragraph 2 and 3, the licensee shall furnish to
the Director, in such manner and at such times as the Director may require, such information and shall procure and furnish to him such reports, as the Director may consider necessary in the light of the Conditions or as he may require for the purpose of performing:

	(a)	the functions assigned to him by or under the Order;
and

	(b)	any functions transferred to him under the Order.

2.	The licensee may not be required by the Director to furnish
him under this Condition with information for the purpose of the exercise of his functions under Article 51 of the Order.

3.	The licensee may not be required by the Director to furnish
him under this Condition with any information required in relation to an enforcement matter which the licensee could not be compelled to produce or give under Article 31(3) of the Order.

4.	The power of the Director to call for information under
paragraph 1 is in addition to the power of the Director to call for information under or pursuant to any other
Condition.

5.	In paragraph 1 to 4, "information" shall include any
documents, accounts, estimates, returns or reports (whether or not prepared specifically at the request of the Director) or any description specified by the Director.

6.	The licensee shall, if so requested by the Director, give
reasoned comments on the accuracy and text of any information and advise (so far as relating to the supply of electricity authorised by this licence) which the Director proposed to publish pursuant to Article 51 of the Order.


Condition 13:	Payment of fees

1.	The licensee shall, at the times stated hereunder, pay to
the Director fees of the amount specified in, or determined under, the following paragraphs of this Condition.

2.	Within 30 days after the grant of this licence but, in any
event before 30 April 1993, the licensee shall pay to the Director an initial fee of 250.00 pounds sterling.

3.	In respect of the year beginning on 1 April 1994 and in each subsequent year, the licensee shall pay to the Director a fee which is the aggregate of the following amounts:

	a)	an amount which is a proportion, as determined by the
Director of the amount estimated by the Director, according to a method which has previously been disclosed in writing to the licensee, as likely to be his costs during the coming year in the exercise of his general functions under the Order in relation to the holders of licences granted under
Article 10(1) and 10(2) of the Order:

(b)	an amount which is a proportion as determined by the
Director of the amount estimated by the Director (in consultation with the Monopolies Commission) as having been incurred in the calendar year immediately preceding the 1 April in question by the Monopolies Commission in connection with references made to it under Article 15 of the Order with respect to this licence or any other licence issued under Article 10(2) of the order; and

	(c)	the difference (being a positive or a negative amount),
if any, between:

		(i)	in the amount of the fee paid by the licensee in
respect of the year immediately preceding the 1 April in question; and

	(ii)	the amount which that fee would have been in
respect of that year had the amount comprised therein under sub-paragraph (a) above (or, where that year commenced on 1 April 1992, had the amount comprised therein which was attributable to the matters referred to in that sub-paragraph, as determined by the Director according to a method disclosed in writing to the licensee) been calculated by reference to the total costs of the Director and the proportion thereof actually attributable to the licensee (such total costs being apportioned as determined by the Director according to a method previously disclosed in writing to the licensee.)

		and the fee shall be paid by the licensee to the Director within one month of the Director giving notice to the licensee of its amount if that notice is given within six months of the beginning of the year in respect of which the fee is payable.


SCHEDULE 1

Specified Premises

	All premises in Northern Ireland



SCHEDULE 2

Terms as to revocation

1.	The Director may at any time revoke this licence by not less than 30 days' notice in writing to the licensee:

	(a)	if the licensee agrees in writing with the Director
that this licence should be revoked;

	(b)	if any amount payable under Condition 13 is unpaid 30
days after it has become due and remains unpaid for a period of 14 days after the Director has given the licensee notice that the payment is overdue. Provided that no such notice shall be given earlier than the sixteenth day after the day on which the amount payable became due;

	(c)	if the licensee fails to comply with the final order
(within the meaning of Article 3 of the Order) or with a provisional order (within the meaning of Article 3 of the Order) which has been confirmed under Article 28 of the Order and which (in either case) has been made in respect of a contravention or apprehended contravention of any of the Conditions or of any relevant requirement (within the meaning of Article 3 of the Order) imposed on the licensee in its capacity as holder of this licence and (in either case) such failure is not rectified to the satisfaction of the Director within three months after the Director has given notice of such failure to the licensee. Provided that no such notice shall be given by the Director before the expiration of the period within which an application under
Article 30 or the Order could be made questioning the validity of the final or provisional order or before the proceedings relating to any such application are finally determined;

	(d)	if the licensee fails to comply with any order made by
the Secretary of State under Section 56, 73, 74 or 89 of the
Fair Trading Act 1973 or under Section 10(2)(a) of the
Competition Act 1980;

	(e)	if:

	(i)	none of the premises specified, or of the
description specified, in Schedule 1 shall have been supplied with electricity by the licensee at any time during the period of 5 years commencing on the date on which this licence comes into force; or

		(ii)	none of the premises specified, or of the
description specified, in Schedule 1 shall have been supplied with electricity by the licensee at any time during any period of 5 years.

	(f)	if the licensee:

		(i)	is unable to pay its debts (within the meaning of
section 123(1) or (2) of the Insolvency Act 1986, but subject to paragraph 2 of this Schedule) or if any voluntary arrangement is proposed in relation to it under section 1 of the Act or if it enters into any scheme of arrangement (other than for the purpose of reconstruction or amalgamation upon terms and within such period as may previously have been approved in writing by the Director); or

	(ii)	has a receiver (which expression shall include an
administrative receiver within the meaning of section
251 of the Insolvency Act 1986) of the whole or any material part of its assets or undertaking appointed;
or

	(iii)	has an administration order under section 8
of the Insolvency Act 1986 made in relation to it; or

	(iv)	passes any resolution for winding-up other than a
resolution previously approved in writing by the Director; or

	(v)	becomes subject to an order for winding up by a
court of competent jurisdiction; or

	(vi)	shall suffer any event analogous to any of the
foregoing in any jurisdiction in which it is incorporated or resident; or

	(g)	if the licensee is convicted of having committed an
offence under Article 63 of the Order.

2.	(a)	For the purposes of paragraph 1(f)(i) of this Schedule,
section 123(1)(a) of the Insolvency Act 1986 shall have effect as if for "750 pounds sterling" there was substituted "250,000 pounds sterling" or such higher figure as the Director may from time to time determine by notice in writing to the licensee.

	(b)	The licensee shall not be deemed to be unable to pay
its debts for the purposes of paragraph 1(f)(i) of this
Schedule if any such demand as is mentioned in section
123(1)(a) of the Insolvency Act 1986 is being contested in good faith by the licensee with recourse to all appropriate measures and procedures or if any such demand is satisfied before the expiration of such period as may be stated in any notice given by the Director under paragraph 1 of this Schedule.




      SECOND TIER LICENCE TO SUPPLY ELECTRICITY

                                                 FOR

                              NORTHERN ELECTRIC PLC


                                  TABLE OF CONTENTS

PART I: TERMS OF THE LICENSE	1
PART II: THE CONDITIONS	2
CONDITION 1: INTERPRETATION AND CONSTRUCTION	2
CONDITION 2: RESTRICTION ON SUPPLY TO CERTAIN PREMISES	5
CONDITION 3: CONNECTION AND USE OF SYSTEM - REQUIREMENT TO OFFER TERMS	7
CONDITION 3A: CONNECTION AND USE OF SYSTEM - FUNCTIONS OF THE DIRECTOR	11
CONDITION 4: COMPLIANCE WITH SCOTTISH GRID CODES	12
CONDITION 5: COMPLIANCE WITH SCOTTISH DISTRIBUTION CODES	13
CONDITION 6: COMPLIANCE WITH TRADING CODE	14
CONDITION 7: LICENSEE'S SYSTEM PLANNING	15
CONDITION 8: GENERATION SECURITY STANDARD	16
CONDITION 9: SECURITY ARRANGEMENTS	19
CONDITION 10: HEALTH AND SAFETY OF EMPLOYEES	20
CONDITION 11: PROVISION OF INFORMATION TO THE DIRECTOR	21
CONDITION 12: PAYMENT OF FEES	22
CONDITION 13: COMPULSORY ACQUISITION OF LAND ETC.	23
CONDITION 14: POWERS TO CARRY OUT ROAD WORKS ETC.	24
SCHEDULE 1	25
SPECIFIC PREMISES	25
SCHEDULE 2	26
TERMS AS TO REVOCATION	26


SECOND-TIER LICENCE TO SUPPLY ELECTRICITY

PART I:	TERMS OF THE LICENSE

1.	The Director General of Electricity Supply in accordance
with a general authority given by the Secretary of State under Sections 6(1) and (2) of the Electricity Act 1989 (hereinafter referred to as "the Act") and the exercise of the powers conferred by Section 6(2)(a), Section 6(6), and
Section 7 of the Act hereby licenses Northern Electric Plc (registered in England under number 2366942) to supply electricity to the premises specified in Schedule 1 below during the period specified in paragraph 3 below, subject to the Conditions set out in Part II below (hereinafter referred to as the "Conditions").

2.	The Conditions are subject to modification or amendment in
accordance with their terms or with Sections 11, 14 or 15 of the Act. The licence is further subject to the terms as to revocation specified in Schedule 2.

3.	This licence shall come into force on 1 April 1991 and
unless revoked in accordance with the provisions of Schedule
2 shall continue until determined by not less than 25 years' notice in writing given by the Director General of Electricity Supply to the licensee, such notice in writing given by the Director General of Electricity Supply to the licensee, such notice not to be served earlier than a date being 10 years after the licence comes into force.

Dr. Eileen Marshall
authorised on behalf of the
25 March 1991	Director General of Electricity Supply


PART II:	THE CONDITIONS

Condition 1:	Interpretation and construction

1.	Unless the contrary intention appears, words and expressions used in the Conditions or in the Schedules below shall be construed as if they were in an Act of Parliament and the Interpretation Act 1978 applied to them and references to an enactment shall include any statutory modification or reenactment thereof after the date when this licence comes into force.

2.	Any word or expression defined for the purposes of any
provision of Part I of the Act shall, unless the contrary intention appears, have the same meaning when used in the Conditions or in the Schedules below.

3.	In the Conditions and in the Schedules below unless
otherwise specified or the context otherwise requires:

"affiliate" in relation to any person means any holding company or subsidiary of such person or any subsidiary of a holding company of such person, in each case within the meaning of Sections 736, 736A and 736B of the Companies Act 1989 and if that
Section is not in force at the date of grant of this licence as if such Section were in force at such date.

"authorised" in relation to any business or activity means authorised by licence granted under Section 6 or exemption granted under Section 5 of the Act.

"authorised electricity operator" means any person (other than the licensee) who is authorised to generate, transmit or supply electricity.

"designated" in relation to any agreement means designated by the Secretary of State or on his behalf by means of initialling or descriptive reference whether for the purposes of any Condition of this licence or otherwise, but so that an agreement so designated may at the discretion of the Secretary of State cease to be designated if amended or modified in any material respect.

"Distribution Code" means, in relation to any public electricity supplier, the Distribution Code required to be prepared by such supplier and approved by the Director as from time to time revised with the approval of the Director.

"distribution system" in relation to any public electricity supplier, shall have the same meaning as it has for the purposes of the licence held by such supplier under Section 6(1)(c) of the Act or, in the event that such supplier holds more than one such licence at any time, it shall mean at that time each system which is defined as the distribution system of that supplier in such licences (taken together with each other system which is so defined).

"equivalent megawatt" in circumstances where demand is only measured in megavolt amperes, means megavolt amperes converted into megawatts using for this purpose a power factor of 0.9 megawatts per megavolt ampere or such other factor as may with the approval of the Director be taken as being appropriate having regard to electrical characteristics of the supply, and cognate expressions shall be construed accordingly.

"Grid Code" means, in relation to any transmission licensee, the Grid Code required to be prepared by such transmission licensee and approved by the Director as from time to time revised with the approval of the Director.

"licensee" means Northern Electric plc (registered number
2366942) and (where the context so requires) shall include any business in respect of which the licensee is the successor company.

"licensee's system" means the electric lines of the licensee through which the licensee supplies electricity to premises pursuant to this licence and includes any electrical plant and meters of the licensee which are used in connection with the transport of electricity through such lines.

"megawatt" or "MW" includes an equivalent megawatt.

"related undertaking" in relation to any person means any undertaking in which such a person has a participating interest as defined by Section 260 of the Companies Act 1985 as substituted by Section 22 of the Companies Act 1989 and if that
Section is not in force at the date of grant of this licence as if such Section were in force at such date.

"Scottish transmission licensee" means a person who holds a licence under Section 6(1)(b) of the Act for an authorised area in Scotland.

"successor company" has the meaning ascribed to it for the purposes of Part II of the Act.

"Trading Code" means the Trading Code required to be adopted by the Scottish transmission licensees, as from time to time revised with the approval for the Director.

"transmission licensee" means a person who holds a licence under
Section 6(1)(b) of the Act.

"transmission system" in relation to any transmission licensee, shall have the same meaning as it has for the purposes of the licence held by such licensee under Section 6(1)(b) of the Act or, in the event that such licensee holds more than one such licence at any time, it shall mean at that time each system which is defined as the transmission system of that licensee in such licenses (taken together with each other system which is so defined).

"undertaking" bears the meaning ascribed to that expression by
Section 259 of the Companies Act 1985 as substituted by Section 22 of the Companies Act 1989 and if that Section is not in force at the date of grant of this licence as if such Section were in force at such date.

4.	Unless otherwise specified, any reference to a numbered
Condition or to a numbered Condition with a suffix letter or to a numbered Schedule is respectively a reference to the Condition, or to the Condition with a suffix letter or to the Schedule bearing that number in this licence, and any reference to a numbered paragraph or to a numbered paragraph with a suffix letter is respectively a reference to the paragraph or to the paragraph with a suffix letter bearing that number in the Condition or Schedule in which the reference occurs.

5.	The hearing or title of any Part, Condition, Schedule or
paragraph shall not affect the construction hereof.

6.	Where any obligation of the licensee is expressed to require performance within a specified time limit that obligation shall continue to be binding and enforceable after that time limit if the licensee fails to perform that obligation within that time limit (but without prejudice to all rights and remedies available against the licensee by reason of the licensee's failure to perform within the time limit).

7.	The provisions of Section 109 of the Act shall apply for the purposes of the delivery or service of any documents, directions or notices to be delivered or served pursuant to any Condition or Schedule and directions issued by the Director pursuant to any Condition or Schedule shall be delivered or served as aforesaid.


Condition 2:	Restriction on supply to certain premises

1.	Save as provided in paragraphs 3 and 5 below the licensee
shall not during the franchise period supply electricity to any single premises at which the relevant demand in megawatts is at or below the franchise limit.

2.	In determining for the purposes of this Condition whether
any single premises falls within the franchise limit the licensee shall have regard to the following bases of assessment:

(a)	in respect of premises occupied by existing customers
the relevant demand in megawatts shall be calculated as an average of the maximum monthly demands under normal operating conditions at such single premises supplied by one or more authorised electricity operators and/or the licensee in the 3 months of highest maximum demand as recorded over the most recent 12 month period in respect of which figures are available; and

(b)	in respect of premises occupied by a new customer
seeking a supply from the licensee the relevant demand in megawatts shall be calculated by reference to the average maximum monthly demand which might reasonably be expected in the 3 months of highest maximum demand over a 12 month period at premises having similar demand characteristics to the premises occupied by such new customer.

2A.	For the purposes of paragraph 2, if any electricity which
has been or is to be supplied by the licensee to any single premises ("premises A") is or will be on-supplied by another person from premises A to one or more single premises ("premises B") then:

(a)	if the on-supply to premises B from premises A was made
on 31st March 1990 by that other person pursuant to an agreement for that other person to supply premises B which was subsisting on that date that demand at premises B which is met by such on-supply from premises A may be regarded as part of the relevant demand in megawatts at premises A; and

(b)	save as provided in sub-paragraph (a) above, that
demand at premises B which is met by such on-supply from premises A shall not be regarded as part of the relevant demand in megawatts at premises A.

3.	Subject to paragraph 4, if at any time during the franchise
period the relevant demand in megawatts (calculated in accordance with paragraph 2 and 2A) at any single premises to which a supply is given by the licensee in accordance with the provisions of this Condition should fall to or below the franchise limit the licensee may, notwithstanding such fact, continue to supply such premises without being in breach of this Condition until such time as:

(a)	any contract existing between the licensee and the
customer occupying such premises is determined by effluxion of time or otherwise; or

(b)	the supply arrangements between the licensee and the
customer occupying such premises shall for any other reason be terminated.

4.	Save where the Director otherwise agrees, if (having regard
to the basis of assessment referred to in paragraph 2(b)) the relevant demand in megawatts of a customer who was a new customer at the time of commencement of supply by the licensee should, in the first 12 month period for which figures are available, prove to be less than was reasonably expected of such customer and to fall to or below the franchise limit, the licensee shall cease to supply such customer.

5.	Notwithstanding paragraph 1, the licensee may supply
electricity to single premises at which the relevant demand in megawatts is at or below the franchise limit where such single premises are specified for the purposes of this licence by the Director with the prior approval of the Secretary of State.

6.	For the purposes of paragraph 2(a), where the average
calculated as there provided, but ignoring for this purpose the reference to normal operating conditions, was no more than 10 per cent higher than the average (calculated in the same manner) over the twelve-month period preceding the twelve-month period referred to in paragraph 2(a), the maximum monthly demands from which the average was derived shall be presumed to have occurred under normal operating conditions.

7.	Any dispute arising under the provisions of this Condition
between the licensee and any authorised electricity operator or any person requiring a supply of electricity from the licensee may be referred to the Director and the Director shall determine whether the premises in respect of which the customer requires a supply to be given fall within the franchise limit.

8.	In this Condition:

"existing customer" means any person occupying premises to which a supply is being given by the licensee or any other authorised electricity operator, which person (or any affiliate or related undertaking of such person) and premises have been supplied for a clear period of at least 12 months prior to the date on which application for supply by the licensee is made.

"franchise limit" means:
(a)  during the 4 year period from 31st March 1990 to 30th March
1994 one megawatt; and

(b) during the succeeding 4 year period from 31st March 1994 to 30th March 1998 0.1 megawatt.

"franchise period" means the period of 8 years commencing on 31st
March 1990.

"new customer" means any person supplied or applying for a supply to premises other than an existing customer.

"single premises" includes in the case of sites or buildings in multi-occupation, each area in respect of which the supply of electricity was as at 31st December 1989 or is to is to be separately metered and the occupier individually invoiced by the licensee or any authorised electricity operator.


Condition 3:	Connection and use of system - requirement to
offer terms

1.	The licensee shall, subject to paragraphs 6, 7 and 10:

(a)	offer to enter into an agreement to provide a
connection to the licensee's system with any person who has made application for connection to the licensee's system;
and

(b)	offer to enter into an agreement for the modification
of a connection to the licensee's system with any person who has made application for modification of a connection to the licensee's system; and

(c)	offer to enter into any agreement with an person who
has made application for use of system:

(i)	to accept into the licensee's system at such entry
point and in such quantities as may be specified in application, electricity to be provided by or for the person; and

(ii)	to deliver electricity equal in quantity to that
accepted into the licensee's system (less only any losses incurred in the course of transporting such electricity through the licensee's system) from such exit points on the licensee's system and in such quantities as may be specified in the application to such person as the person making the application may specify.

2.	The licensee shall, subject to paragraphs 6 and 7, offer
terms for an agreement in accordance with paragraph 1 as soon as practicable and in any event not more than the period specified in paragraph 8 after receipt by the licensee of an application from the person containing all such information as the licensee may reasonably require for the purpose of formulating the terms of its offer.

3.	Each offer made in accordance with paragraph 1 shall:

(a)	make detailed provision regarding such of the following
matters as are relevant for the purposes of the agreement:

(i)	the carrying out of works (if any) required for
the construction or modification of the entry point to connect the licensee's system to the transmission system of any transmission licensee or the distribution system of any public electricity supplier or the system for the distribution of electricity of any other person authorised to supply electricity or in connection with the construction or modification of any exit points for the delivery of electricity as specified in the application and for the obtaining of any consents necessary for such purpose;

(ii)	the carrying out of works (if any) for the
provision of electrical plant or for the extension or reinforcement of the licensee's system which are required to be undertaken for the provision of connection to, or the making of a modification to a connection to, the licensee's system or for provision of use of the licensee's system to the person and for the obtaining of any consents necessary for such purpose;

(iii)	the installation of appropriate meters or
other apparatus (if any) required to enable the licensee to measure electricity being accepted into the licensee's system at the specified entry point and leaving such system at the specified exit points;

(iv)	the installation of such switchgear or other
apparatus (if any) as may be required for interrupting the use of system should there be a failure by or for a person to provide electricity at its entry point on the licensee's system for delivery to the person specified by the person in its application from the exit points on the licensee's system;

(v)	the date by which any works required so as to
permit access to the licensee's system including for this purpose any works for its extension or reinforcement) shall be completed (and so that, unless otherwise agreed by the person making the application, a failure to complete such works by such date shall be a material breach of the agreement entitling the person to rescind such agreement);

(vi)	the charges to be paid by the person making the
application for the provision of electrical plant, for connections to or modification of connections to, or the extension or reinforcement of, the licensee's system, for the installation of meters, switchgear or other apparatus and for their maintenance, for disconnection from the licensee's system and the removal of electrical plant, electric lines and meters following disconnection and for use of system which shall, unless manifestly in appropriate, be set in conformity with paragraph 4; and

(b)	contain such provisions as may be appropriate for the
purposes of the agreement in the circumstances in which it is likely to be entered into.

4.	The charges referred to in paragraph 3 to be contained in
every agreement subject of an offer by the licensee shall be such that:

(a)	charges for the provision of electrical plant,
connection charges, charges for modification of connections, charges for disconnection from the licensee's system and the removal of electrical plant, electric lines and meters following disconnection or any charges for extension or reinforcement of the licensee's system or for use of system are set at a level which will enable the licensee to recover no more than:

(i)	the appropriate proportion (taking account of the
factors referred to in paragraph 5) of the costs directly or indirectly incurred by the licensee; and

(ii)	a reasonable rate of return on the capital
represented by such costs; and

(b)	charges for the installation of meters, switchgear or
other apparatus and for their maintenance shall not exceed the costs thereof and a reasonable rate of return on the capital represented by such costs.

5.	For the purpose of determining an appropriate proportion of
the costs directly or indirectly incurred in carrying out works, the licensee shall have regard to:

(a)	the benefit (if any) to be obtained or likely in the
future to be obtained by the licensee or any other person as a result of the carrying out of such works whether by virtue of the provision of electrical plant, the reinforcement or extension of the licensee's system or the provision of additional entry or exit points on the licensee's system or otherwise; and

(b)	the ability or likely future ability of the licensee to
recoup a proportion of such costs from other persons.

6.	The licensee shall not be obliged pursuant to this Condition
3 to offer to enter into any agreement where, by reason or the capacity of the licensee's system and the use made or reasonably expected to be made of it, the licensee would be required to expand or reinforce the capacity of the licensee's system.

7.	The licensee shall not be obliged pursuant to this Condition
3 to offer to enter into any agreement with any person if:

(a)	to do so would be likely to involve the licensee:

(i)	in breach of the Grid Code of any transmission
licensee; or

(ii)	in breach of the Distribution Code of any public
electricity supplier; or

(iii)	in breach of the Electricity Supply
Regulations 1988 or any regulations made under Section
29 of the Act; or

(iv)	in breach of any other enactment relating to
safety or standards applicable to the licensee's system; or

(b)	the person does not undertake to be bound, insofar as
applicable, by the terms of the Codes referred to in sub-paragraphs (a)(i) and (a)(ii) above, as from time to time in force.

8.	For the purpose of paragraph 2, the period specified shall
be:

(a)	in the case of persons seeking use of system only, 28
days; and

(b)	in the case of persons seeking connection or
modification of an existing connection or seeking use of system in conjunction with connection, 3 months.

9.	The licensee shall within 28 days following receipt of a
request from any person, give or send to such person such information in the possession of the licensee as may be reasonably required by such person or the purpose of completing paragraph 8 of Part 1 and paragraphs 2(v) and (vi) of Part 2 of
Schedule 2 to the Electricity (Application for Licences and Extensions of Licences) Regulations 1990 or such provisions to like effect contained in any further regulations then in force made pursuant to Sections 6(3), to the extent that, the Director so directs and the licensee shall comply with any such direction.

10.	Paragraphs 1 to 9 inclusive above shall apply only if, and
to the extent that, the Director so directs and the licensee shall comply with any such direction.


Condition 3A:	Connection and use of system - functions of the
Director

1.	If, after a period which appears to the Director to be
reasonable for the purpose, the licensee has failed to enter into an agreement with any person entitled to claiming to be entitled thereto pursuant to an application in accordance with Condition 3, the Director may, pursuant to Section 7(3) of the Act, on the application of such person or the licensee, settle any terms of the agreement in dispute between the licensee and the person in such manner as appears to the Director to be reasonable having (insofar as relevant) regard, in particular, to the following considerations:

(a)	that the person should pay to the licensee the whole or
an appropriate proportion (as determined in accordance with paragraph 5 of Condition 3) of the costs directly or indirectly incurred by the licensee in the carrying out of any works or in providing or doing any other thing under the agreement in question calculated in accordance with the principles set out in paragraph 4 of Condition 3 together with a reasonable rate of return on the capital represented by such costs;

(b)	that the performance by the licensee of its obligations
under the agreement should not cause it to be in breach of any of the Conditions;

(c)	that any methods by which the licensee's system is
connected to the transmission system of any transmission licensee or the distribution system of any public electricity supplier or the system for the distribution of electricity of any other person authorised to supply electricity accord with good engineering principle sand practices;

(d)	that the terms and conditions of agreements entered
into by the licensee pursuant to an application in accordance with Condition 3 should be, so far as circumstances allow, as similar in substance and form as is practicable.

2.	If the person wishes to proceed on the basis of the
agreement as settled by the Director, the licensee shall forthwith enter into and implement such agreement in accordance with its terms.

3.	If the licensee proposes to vary the contractual terms of
any agreement for connection to, or modification of a connection to, the licensee's system or for use of system entered into pursuant to Condition 3 or this Condition in any manner provided for under such agreement, the Director may, at the request of the licensee or other party to such agreement, settle any dispute relating to such variation in such manner as appears to the Director to be reasonable.

Condition 4:	Compliance with Scottish Grid Codes

1.	The licensee shall comply with the provisions of the Grid
Code of each Scottish transmission licensee insofar as applicable to it.

2.	The Director may (following consultation with such Scottish
transmission licensees as the Director shall consider appropriate) issue directions relieving the licensee of its obligation under paragraph 1 in respect of such parts of the Grid
Code of any Scottish transmission licensee and to such extent as may be specified in those directions.

3.	In this Condition

"authorised activities" means the activities which the licensee is authorised by this licence to carry on.


Condition 5:	Compliance with Scottish Distribution Codes

1.	The licensee shall comply with the provisions of the
Distribution Code of each Scottish public electricity supplier insofar as applicable to it.

2.	The Director may (following consultation with such Scottish
public electricity suppliers as the Director shall consider appropriate) issue directions relieving the licensee of its obligation under paragraph 1 in respect of such parts of the Distribution Code of any Scottish public electricity supplier and to such extent as may be specified in those directions.


Condition 6:	Compliance with Trading Code

1.	The licensee shall comply with the provisions of the Trading
Code insofar as applicable to it during any period that the license is a member of the trading system established by the Trading Code, including any requirements thereunder for the Director's approval or consent, for compliance with directions issued by the Director or relating to determinations made by the Director.

2.	The Director may (following consultation, with such members
of the trading system established by the Trading Code as the Director shall consider appropriate) issue directions relieving the licensee of its obligation under paragraph 1 in respect of such parts of the Trading Code and to such extent as may be specified in those directions.


Condition 7:	Licensee's system planning

1.	The licensee shall plan and develop each part of the
licensee's system in accordance with a standard not less than the relevant standard insofar as applicable to it, or such standard of planning as the licensee may, following consultation with such (if any) authorised electricity operators as the Director shall consider appropriate and with the approval of the Director, adopt from time to time.

2.	The Director may (following consultation with the licensee
and such other (if any) authorised electricity operators as the Director shall consider appropriate) issue directions relieving the licensee of its obligation under paragraph 1 in respect of such parts of the licensee's system and to such extent as may be specified in the directions.

3.	In this Condition:

"relevant standard" means, in relation to each part of the licensee's system, whichever of the following standards is applicable to that part namely:

 (i) the standard in accordance with which the transmission licensee within whose authorised area that part is situated is required under the licence held by it under Section 6(1) (b) of the Act to plan and develop its transmission system; or

(ii) the standard in accordance with which the public electricity supplier within whose authorised area that part is situated is required under the licence held by it under Section 6(1) (c) of the Act to plan and develop its distribution system.


Condition 8:	Generation security standard

1.	The licensee shall make arrangements sufficient to meet the
generation security standard.

2.	Not later than 3 months before the end of each financial
year, commencing with the financial year ending on 31 March 1992, the licensee shall provide to the Director a statement complying with the provisions of paragraphs 3 and 4.

3.	The statement to be provided to the Director under paragraph
2 shall:

	(a)	be signed by 2 Directors of the licensee;

	(b)	describe the arrangements made or to be made by the
licensee to meet the generation security standard in each of the 7 succeeding financial years;

	(c)	state the planning margin or margins adopted by the
licensee for the purpose of the above arrangements and set out the methodology and calculations used in arriving at such margin or margins;

	(d)	refer to data, assumptions and demand forecasts
(including insofar as relevant those relating to diversity of demand, own generation, arrangements for trading energy and capacity with other persons, arrangements with relevant purchasers, including those permitting interruption and reduction of supply, forecast maximum demand from relevant purchasers, the maximum demand which the licensee could meet without failing to meet the generation security standard, contracted availability of generation, and load management
(if any) of relevant purchasers); and

	(e)	include such other matters as the Director shall
specify in directions issued by the Director to the licensee for the purpose of this Condition not later than 6 months before the end of the financial year in which the statement is provided.

4.	The licensee shall upon request by the Director provide to
the Director such information as the Director may require for the purpose of monitoring compliance with this Condition and to enable the Director (having regard to his statutory duties) to review the operation of the generation security standard.

5.	The licensee shall not make or agree any alteration other
than an alteration to which paragraph 7 applied, to the arrangements described in any statement provided to the Director under paragraph 2 as having been made by the licensee to meet the generation security standard for the first financial year covered by such statement.

6.	The licensee shall:

	(a)	procure that, except to the extent that the Director
shall otherwise approve, arrangements described in any statement provided to the Director under paragraph 2 as failing to be made by the licensee to meet the generation security standard for the first financial year covered by such statement shall be made; and

	(b)	not make or agree any alteration, other than an
alteration to which paragraph 7 applied, to the arrangements so made.

7.	This paragraph applied to an alteration which the Director
considers is unlikely to result in the licensee failing to meet the generation security standard.

8.	The licensee shall not enter into any contract for the
supply of electricity if the entering into of the contract would cause demand from relevant purchasers in the first year covered by the statement most recently provided to the Director under paragraph 2 to exceed the maximum demand which the licensee can meet in that year without failing to meet the generation security standard, as referred to in such statement, unless the Director shall consider that the entering into of the contract is unlikely to result in the licensee failing to meet the generation security standard.

9.	In the event that the Director, after consultation with the
licensee, shall at any time or from time to time issue a direction to the licensee for the purpose of this Condition to the effect that, in the opinion of the Director, it is desirable that the licensee make arrangements such as are specified in the direction to meet the generation security standard, then the duty imposed by paragraph 1 shall not be capable of being discharged by the licensee after such date as shall be specified for the purpose in the direction except by the licensee making the arrangements so specified.

10.	The duty of the licensee under paragraph 1 may, in relation
to relevant purchasers whose premise are located in isolated areas, be discharged by the making of arrangements sufficient to meet a standard of generation security (other than the generation security standard) agree between the licensee and the Director.

11.	The provisions of this Condition are without prejudice to
the duties of the licensee under the Electricity Supply
Regulations 1988.

12.	In this Condition:

"generation security standard:" means:
(a)  such standard of generation security as will ensure:

 (i) that the supply of electricity to relevant purchasers will not be discontinued in more than 9 years in any period of 100 years; and

 (ii) that the voltage or frequency of electricity supplied to relevant purchasers will not be reduced below usual operational limits in more than 30 years in any period of 100 years by reason of insufficiency of electricity generation available for the purposes of supply by the licensee to its relevant purchasers at the times of annual system peak demand; and
 (b) sufficient electricity generation being available for the purposes of supply by the licensee to its relevant purchasers at times other than times of annual system peak demand to ensure that the standard of generation security at each such time will be not less than that referred to in sub-paragraph (a) above for times of annual system peak demand.

"relevant purchaser" means any purchaser from the licensee entitled and requiring at any time to be supplied by the licensee at any premises but shall exclude:

 (a) a purchaser under an interruptible contract or a contract containing load management terms to the extend that supplies to that purchaser may be interrupted or reduced in accordance with he terms of that contract; and

 (b) a purchaser whose premises are within an authorised area for which the licensee is the public electricity supplier.


"contract" includes an agreement or arrangement (whether or not constituted or evidenced by any written document).

"contract for the supply of electricity" Includes any contract which amends another contract so as to provide for the licensee to supply quantities of electricity in excess of that supplied under the last mentioned contract.


Condition 9:	Security arrangements

1.	If so directed in directions issued by the Director for the
purposes of this Condition the licensee shall, not later than such date as it shall be directed so to do in the directions, enter into an agreement designed by the Secretary of State for the purposes of this Condition relating to compliance with directions issued by the Secretary of State under Section 34 and/or Section 35 of the Act.

2.	The licensee shall comply with and perform its obligations
under any agreement which it enters into pursuant to paragraph 1.


Condition 10:	Health and safety of employees

It shall be the duty of the licensee to act together with other licensees to consult with appropriate representatives of the employees for the purpose of establishing and maintaining an appropriate machinery or forum for the joint consideration of matters of mutual concern in respect of the health and safety of persons employed by those licensees.


Condition 11:	Provision of information to the Director

1.	Subject to paragraphs 2 and 3, the licensee shall furnish to the Director, in such manner and at such times as the Director may require, such information and shall procure and furnish to him such reports, as the Director may consider necessary in the light of the Conditions or as he may require for the purpose of performing:

	(a)	the functions assigned to him by or under the Act; and

	(b)	any functions transferred to him under the Act.

2.	The licensee may not be required by the Director to furnish
him under this Condition with information for the purpose of the exercise of his functions under Section 48 of the Act.

3.	The licensee may not be required by the Director to furnish
him under this Condition with any information required in relation to an enforcement matter which the licensee could not be compelled to produce or give under Section 28 (3) of the Act.

4.	The powers of the Director to call for information under
paragraph 1 are in addition to the power of the Director to call for information under or pursuant to any other Condition.

5.	In paragraphs 1 to 4, "information" shall include any
documents, accounts, estimates, returns or reports (whether or not prepared specifically at the request of the Director) of any description specified by the Director.

6.	The licensee shall, if so requested by the Director, give
reasoned comments on the accuracy and text of any information and advice (so far as relating to the supply of electricity authorised by this licence) which the Director proposes to publish pursuant to Section 48 of the Act.


Condition 12:	Payment of fees

1.	The licensee shall, at the times stated hereunder, pay to
the Director fees of the amount specified in, or determined under, the following paragraphs of this Condition.

2.	Within 30 days after the grant of this licence but, in any
event before 2 May 1991 the licensee shall pay to the Director a fee which is aggregate of the following amounts:

	(a)	an amount which is a proportion, as determined by the
Director of the amount estimated by the Director, according to a method which has previously been disclosed in writing to the licensee, as likely to be his costs during the coming year in the exercise of his general functions under the Act in relation to the holders of licences granted under Section
6(1) and 6(2) of the Act;

	(b)	an amount which is a proportion as determined by the
Director (in consultation with the Monopolies Commission) as having been incurred in the calendar year immediately preceding the 1st April in question by the Monopolies
Commission in connection with references made to it under
Section 12 of the Act with respect to this licence or any other licence issued under Section 6(2) of the Act; and

	(c)	the difference (being a positive or a negative amount),
if any, between:

	(i)	the amount of the fee paid by the licensee in
respect of the year immediately preceding the lst April in question; and

	(ii)	the amount which that fee would have been in
respect of that year had the amount comprised therein under sub-paragraph (a) above (or, where that year commenced on 1 April 1991 the amount comprised therein which was attributable to the matters referred to in that sub-paragraph) been calculated by reference to the total costs of the Director and the proportion thereof actually attributable to the licensee (such total costs being apportioned as determined by the Director according to a method previously disclosed in writing to the licensee)

	and the fee shall be paid by the licensee to the Director within one month of the Director giving notice to the licensee of its amount if that notice is given within 6 months of the beginning of the year in respect of which the fee is payable.


Condition 13:	Compulsory acquisition of land etc.

1.	All the powers and rights conferred by or under the
provisions of Schedule 3 of the Act (compulsory acquisition of land etc.) shall have effect in relation to the licensee to the extent that they are required for the installation, maintenance, removal or replacement of the licensee's system or any part thereof which are necessary to enable the licensee to supply electricity to the premises specified in Schedule 1 or this licence.

2.	Paragraph 1. shall cease to have effect on 31 March 1994.


Condition 14:	Powers to carry out road works etc.

1.	For the purposes of enabling the licensee to carry on the
authorised activities, the powers and rights conferred by or under the provisions of Schedule 4 to the Act (powers to carry out street work etc.) shall have effect and may, subject to paragraph 2 below, be exercised by carrying out works in relation to, or in pursuance of, the installation, inspection, maintenance, adjustment, repair, alteration, replacement and removal of:

	(a)	electric lines which are necessary to enable the
licensee to supply electricity to premises specified in
Schedule 1 below;

	(b)	electrical plant associated with such lines; and

	(c)	any structures for housing or covering such lines or
plant.

2.	Works which are under, over, in, on, along or across any
road, which for the purposes of the Roads (Scotland) Act 1984, constitutes a public road, may be undertaken in pursuance of paragraph 1 above subject to the following conditions:

	(a)	that such works shall not be carried out except with
the consent, which shall not unreasonably be withheld, of the roads authority and in accordance with such reasonable conditions as may be attached to such consent;

	(b)	that any question as to whether or not a consent of
roads authority is unreasonably withheld, or as to the reasonableness of conditions attached to such consent, shall be determined by a single arbiter to be appointed:

		(i)	by agreement between the licensee and the roads
authority; or

	(ii)	in default of such agreement, by the Director on
the application of either party.

3.	In this Condition:

"authorised activities" had the meaning given in paragraph 3 of Condition 4.

4.	Paragraph 1. shall cease to have effect on 31 March 1994.


SCHEDULE 1

Specific Premises

All non-domestic premises having a maximum demand over 1 MW in the authorised areas as at 31 March 1990 of the following public electricity suppliers:

Scottish Power plc
Scottish Hydro-Electric plc


SCHEDULE 2

Terms as to revocation

1.	The Director General may at any time revoke this licence by
not less than 30 days' notice in writing to the licensee:

	(a)	if the licensee agrees in writing with the Director
that this licence should re revoked;

	(b)	if any amount payable under Condition 14 is unpaid 30
days after it has become due and remains unpaid for a period of 14 days after the Director has given the licensee notice that the payment is overdue. Provided that no such notice shall be given earlier than the sixteenth day after the day on which the amount payable became due;

	(c)	if the licensee fails to comply with a final order
(within the meaning of Section 25 of the Act) or with a provisional order (within the meaning of that Section) which has been confirmed under that Section and which (in either case) has been made in respect of a contravention or apprehended contravention of any of the Conditions or of any relevant requirement (within the meaning of that Section) imposed on the licensee in its capacity as holder of this licence and (in either case) such failure is not rectified to the satisfaction of the Director within 3 months after the Director has given notice of such failure to the licensee. Provided that no such notice shall be given by the Director before the expiration of the period within which an application under Section 27 or the Act could be made questioning the validity of the final or provisional order or before the proceedings relating to any such application are finally determined;

	(d)	if the licensee fails to comply with any order made by
the Secretary of State under Section 56, 73, 74 or 89 of the
Fair Trading Act 1973 or under Section 10(2) (a) of the
Competition Act 1980;

	(d) 	if:

	(i)	none of the premises specified, or of the
description specified, in Schedule 1 shall have been supplied with electricity by the licensee at any time during the period of 5 years commencing on the date on which this licence comes into force; or

	(ii)	none of the premises specified, or of the
description specified, in Schedule 1 shall have been supplied with electricity by the licensee at any time during any period of 5 years;

	(f)	if the licensee:

	(i)	is unable to pay its debts (within the meaning of
Section 123(1) or (2) of the Insolvency Act 1986, but subject to paragraph 2 of this Schedule) of if any voluntary arrangement is proposed in relation to it under Section 1 of that Act or if it enters into any scheme of arrangement (other than for the purpose of reconstruction or amalgamation upon terms and within such period as may previously have been approved in writing by the Director);

	(ii)	has a receiver (which expression shall include an
administrative receiver within the meaning of Section
251 of the Insolvency Act 1986) of the whole or any material part of its assets or undertaking appointed;

	(iii)	has an administration order under Section 3
of the Insolvency Act 1986 made in relation to it;

	(iv)	passes any resolution for winding-up other than a
resolution previously approved in writing by the Director; or

	(v)	becomes subject to an order for winding-up by a
court of competent jurisdiction; or

	(g)	if the licensee is convicted of having committed an
offense under Section 39 of the Act.

2.	(a)	For the purposes of paragraph 1(f) (i) of this Schedule
Section 123(1) (a) of the Insolvency Act 1986 shall have effect as if for "o750" there was substituted "o250,000" or such higher figure as the Director may from time to time determine by notice in writing to the licensee.

	(b)	the licensee shall not be deemed to be unable to pay
its debts for the purposes of paragraph 1(f) (i) of this
Schedule if any such demand as is mentioned in Section
123(1) (a) of the Insolvency Act 1986 is being contested in good faith by the licensee with recourse to all appropriate measures and procedures or if any such demand is satisfied before the expiration of such period as may be stated in any notice given by the Director under paragraph 1 of the Schedule.

EXTENSION OF

A SECOND TIER LICENCE TO SUPPLY ELECTRICITY

Whereas on 25 March 1991 the Director General of Electricity Supply, in accordance with a general authority ("the authority") given by the Secretary of State under sections 6(1) and (2) of the Electricity Act 1989 ("the Act") and in exercise of the powers conferred by section (6)(2)(a), section 6(6), section 7 and section 10 of the Act granted a licence ("the licence") to Northern Electric plc ("the licensee") (registered in England under number 2366942) to supply electricity to the premises specified in Schedule 1 to the licence, subject to the conditions set out in Part II of the licence and to the terms as to revocation specified in Schedule 2 to the licence for the period determinable in accordance with paragraph 3 of Part 1 of the licence.

The Director General of Electricity Supply, in exercise of the powers conferred by the authority and by section 6(2)(b) of the Act hereby extends the premises authorised to be supplied by the licensee under the licence by the addition to the premises specified in the Schedule 1 to the licence of the premises specified in the Schedule hereto with effect from 17 January 1994.


13 January 1994	Dr. Eileen Marshall
authorised on behalf of the
Director General of Electricity Supply

SCHEDULE

Specified Premises

All premises other than those which, during the franchise period, have a maximum demand at or below the franchise limit in the authorised areas of the following public electricity supply companies together with such premises as may, from time to time, be specified by the Director (with the approval of the Secretary of State) for the purposes of paragraph 5 of condition 2 of this licence:

Scottish Power plc
Scottish Hydro-Electric plc

(Words and phrases used or defined in Condition 2 shall have the same meaning as when used in this schedule).




Schedule

Condition 2 of each licence which as been granted under Section
6(2)(a) of the Act (other than the licence granted to London
Electricity plc) shall be modified by the addition of the following 2 paragraphs after paragraph 7 -

7A.	For the purpose of this Condition occupation of any premises by an affiliate of a person shall be deemed to be occupation by that person.

7B.	(1)	In this paragraph -

"customer B" means the customer for the time being of the licensee in respect of premises A;

"permitted quantity" means 10 per cent of the quantity of electricity supplied by the licensee to customer B in respect of premises A in the relevant year;

"premises A" means a site or building which, if in the occupation of a single customer, would be capable of being a single premises; and

"relevant year" means the period of 12 months commencing on the date upon which the licensee starts to supply premises A and (if such supply is provided for a continuous period exceeding 12 months) each anniversary of that date until such supply shall cease.

(2)	Where during a relevant year -

(i)	premises A are occupied by more than one person;

(ii)	customer B supplies the other person or persons
who are in occupation of premises A or supplies one or more of such persons who supply the other occupiers;

(iii)	each of the persons referred to in
subparagraph (ii) who provides a supply is exempt by or under an Order under Section 5 of the Act from the requirement to hold a licence to supply; and

(iv)	customer B does not supply an aggregate quantity
of electricity to such other occupiers in any relevant year which may reasonably be expected to exceed or actually exceeds the permitted quantity,

the occupation of premises A by the persons other than customer B shall be deemed to be occupation by customer B.

(3)	The licensee shall, at the request of the public
electricity supplier in those authorised area premises A are situated, provided not more than once in any period of 3 months in a relevant year, evidence to the supplier that the licensee reasonably believes that the aggregate quantity of electricity expected to be supplied by customer B during the relevant year will not exceed the permitted quantity including, where at the date of such request any such supply has been provided during the relevant year, evidence as to the quantity so supplied.

(4)	Where customer B has supplied a quantity of electricity
to such other occupiers which in aggregate exceeds the permitted quantity, the licensee shall pay to the public electricity supplier in whose authorised area premises A are situated a sum calculated by multiplying the number of units by which the actual supply to such other occupiers exceeds the permitted quantity by 5 per cent of the standard tariff price per unit charged by that public electricity suppliers for customers of the type of types of such other occupiers
(but excluding any standing charge or other charge not fixed solely by reference to the number of units consumed) or in the absence of agreement as to the appropriate tariff such rate as may be determined by the Director at the request of the licensee or the public electricity supplier.

(5)	For the purposes of this paragraph there shall be
disregarded -

(i)	the quantity of electricity supplied by customer B
to an occupier of premises A who has a relevant demand above the franchise limit;

(ii)	the quantity of electricity supplied to customer B
equal to the quantity supplied by customer B in accordance with subparagraph (1); and

(iii)	the occupation by the occupier (other than
customer B) reference to in subparagraph (i).

(6)	To the extent that, disregarding subparagraph (2), the
licensee would have been permitted to provide a supply to customer B's premises under this Condition, the provisions of this paragraph shall not apply.

Regulation Manager
Northern Electric plc
Carliol House
Market Street
NEWCASTLE UPON TYNE
NE1 6NE

Dear Sir:

MODIFICATION OF LICENCE

Whereas:

(1)	Northern Electric plc ("the licensee") has been
granted a licence ("the licence") under Section
6(2) of the Electricity Act 1989 ("the Act") to supply electricity to premises in Scotland specified or of a description specified in the licence subject to the conditions contained in the licence;

(2)	In accordance with Section 11(2) of the Act the
Director General of Electricity Supply ("the
Director") gave notice of his intention to make modifications to the conditions in the licence relating to the compulsory acquisition of land, etc., and powers to carry out street works, etc., by advertising the modifications in the Edinburgh
Gazette and The Scotsman, requiring any objections or representation to the modifications to be made to him on or before 23 June 1993;

(3)	The Director has considered the representations or
objections which were duly made and not withdrawn;

(4)	In accordance with Section 11(4) of the Act the
Director gave notice of his intention to make the modifications to the Secretary of State and has not received a direction not to make the modifications; and

(5)	The licensee has given his consent to the
modifications, set out in the Schedule attached which the Director proposed to the licence.

	Now in accordance with the powers contained in Section 11(1) of the Act and with


SCHEDULE

1.	The following shall be inserted in Substitution for the
existing Paragraph 2 of Condition 13:

"Paragraph 1 shall cease to have effect on 31 March 1997 or such later date as the Director may from time to time direct."

2.	The following shall be inserted in Substitution for the
existing Paragraph 4 of Condition 14:

"Paragraph 1 shall cease to have effect on 31 March 1997 or such later date as the Director may from time to time direct."

SECOND TIER LICENCE TO SUPPLY ELECTRICTY

Northern Electric plc

L/OF/134/2TS

Uncertified copies of this licence are available price 5.20 pounds sterling payment with order from:
Library
Office of Electricty Regulation
Hagely House
Hagley Road
Birmingham
B16 8QG

Cheques and postal orders should be made payable to Office of Electricty Regulatio

EXTENSION OF
A SECOND TIER LICENCE TO SUPPLY ELECTRICITY

Whereas on 25 March 1991 the Director General of Electricity Supply, in accordance with a general authority ("the autority") given by the Secretary of State under sections 6(1) and (2) of the Electricity Act 1989 ("the Act") and in exercise of the powers conferred by section (6)(2)(a), section 6(6), section 7 and section 10 of the Act granted a licence ("the licence") to Northern Electric plc ("the licensee") (registered in England under number 2366942) to supply electricity to the premises specified in Schedule 1 to the licence, subject to the conditions set out in Part II of the licence and to the terms as to revocation specified in Schedule 2 to the licence for the period determinable in accordance with paragraph 3 of Part 1 of the licence.

The Director General of Electricity Supply, in exercise of the powers conferred by the authority and by section 6(2)(b) of the Act hereby extends the premises authorised to be supplied by the licensee under the licence by the addition to the premises specified in the Schedule 1 to the licence of the premises specified in the Schedulehereto with effect from 17 January 1994.

13 January 1994		Dr. Eileen Marshall
			authorised on behalf of the
			Director General of Electricity Suppl

SECOND-TIER LICENCE TO SUPPLY ELECTRICITY for
Northern Electric plc

NOTE: The licenceholder is subject to the environmental obligations set out in Scedule 9 (Preservation of Amenity and Fisheries) of the Electricty Act 1989

TABLE OF CONTENST

PART I		TERMS OF THE LICENCE
PART II		THE CONDITIONS

1.	Interpretation.
2.	Restriction on supply to certain premises.
3.	Connection and use of system - requirement to offer terms.
3A.	Connection and use of system - functions of the Director.
4.	Compliance with the Grid Code.
5.	Compliance with Distribution Codes.
6.	Pooling and Settlement Agreement.
7.	Licensee's system planning.
8.	Generation security standard.
9.	Security arragements.
10.	Health and safety of employees.
11.	Provision of information to the Director.
12.	Payment of fees.
13.	Compulsory acquisition of land etc
14.	Powers to carry out road works etc
SCHEDULE 1:	Specififed premises
SCHEDULE 2:	Terms as to revocation


SECOND-TIER LICENCE TO SUPPLY ELECTRICITY

PART I:	TERMS OF THE LICENSE

1.	The Director General of Electricity Supply in accordance
with a general authority given by the Secretary of State under Sections 6(1) and (2) of the Electricity Act 1989 (hereinafter referred to as "the Act") and the exercise of the powers conferred by Section 6(2)(a), Section 6(6), and
Section 7 of the Act hereby licenses Northern Electric Plc (registered in England under number 2366942) to supply electricity to the premises specified in Schedule 1 below during the period specified in paragraph 3 below, subject to the Conditions set out in Part II below (hereinafter referred to as the "Conditions").

2.	The Conditions are subject to modification or amendment in
accordance with their terms or with Sections 11, 14, or 15 of the Act. The licence is further subject to the terms as to revocation specified in Schedule 2.

3.	This licence shall come into force on 1 April 1991 and
unless revoked in accordance with the provisions of Schedule
2 shall continue until determined by not less than 25 years' notice in writing given by the Director General of Electricity Supply to the Licensee, such notice not to be served earlier than a date being 10 years after the licence comes into force.

Dr. Eileen Marshall
authorised on behalf of the
25 March 1991	Director General of Electricity Supply


PART II:	THE CONDITIONS

Condition 1:	Interpretation

1.	Unless the contrary intention appears, words and expressions used in the Conditions shall be construed as if they were in an Act of Parliament and the Interpretation Act 1978 applied to them and references to an enactment shall include any statutory modification or reenactment thereof after the date when this licence comes into force.

2.	Any word or expression defined for the purposes of any
provision of Part I of the Act shall, unless the contrary intention appears, have the same meaning when used in the Conditions.

3.	In the Conditions unless otherwise the context otherwise
requires:

"affiliate" in relation to the licensee or any person means any holding company or subsidiary of the licensee or such person or any subsidiary of a holding company of the licensee or such person, in each case within the meaning of Sections 736, 736A and 736B of the Companies Act 1985 as substituted by Section 144 of the Companies Act 1989 and if that section is not in force at the date of grant of this licence as if such section were in force at such date.

"authorised" in relation to any business or activity means authorised by licence granted under Section 6 or exemption granted under Section 5 of the Act.

"authorised electricity operator" means any person (other than the licensee) who is authorised to generate, transmit or supply electricity and for the purposes of Conditions 3 and 3A shall include any person who has made application to be so authorised which application has no been refused and any person transferring electricity to or from England and Wales across any interconnector or who has made application for use of interconnector which has not been refused.

"connection and use of system agreement" means an agreement under which the licensee agrees to provide to any person a connection or connections or a modification to an existing connection to the licensee's system and/or to any authorised electricity operator, use of system to transport electricity on such system, as more fully described in Condition 3.

"designated" in relation to any agreement or arrangement or code or proposal therefor means designated by the Secretary of State or on his behalf by such means as he may consider appropriate whether for the purposes of any Condition of this licence or otherwise, but so that an agreement or arrangement or code or proposal therefor so designated may at the discretion of the Secretary of State cease to be designated if amended or modified in any material respect.

"Distribution Code" means in relation to any public electricity supplier the Distribution Code required to be drawn up by such supplier and approved by the Director as from time to time revised with the approval of the Director.

"distribution system" means the system consisting (wholly or mainly) of electric lines owned or operated by any authorised electricity operator and used for the distribution of electricity from grid supply points or generation sets or other entry points to the point of delivery to customers, and includes any remote transmission assets operated by such authorised electricity operator and any electrical plant and meters owned or operated by the authorised electricity operator in connection with the distribution of electricity, but shall not include any part of the transmission system.

"equivalent megawatt" in circumstances where demand is only measured in megavolt amperes means megavolt amperes converted into megawatts using for this purpose a power factor of 0.9 megawatts per megavolt ampere or such other factor as may with the approval of the Director be taken as being appropriate having regard to electrical characteristics of the supply, and cognate expressions shall be construed accordingly.

"Fuel Security Code means the document of that title designated as such by the Secretary of State as from time to time amended.

"generation set" means any plant or apparatus for the production of electricity and shall where appropriate include a generating station comprising more than one generation set.

"Grid Code" means the Grid Code required to be drawn up by the Transmission Company and approved by the Director as from time to time revised with the approval of the Director.

"grid supply point" means any point where electricity is delivered to the licensee's system or to the distribution system of any authorised electricity operator from the transmission system.

"interconnectors" means the electric lines and electrical plant and meters owned or operated by the Transmission Company solely for the transfer of electricity to or from the transmission system into or out of England and Wales.

"licensee" means Northern Electric plc (registered in England under number 2366942) and (where the context so requires) shall include any business in respect of which the licensee is the successor company.

"licensee's system" means the electric lines owned or operated by the licensee for the transport of electricity from generation sets or grid or bulk supply points to the point of delivery to customers, and includes any electrical plant and meters associated therewith.

"megawatt" or "MW" includes an equivalent megawatt.

"Pooling and Settlement Agreement" means the agreement of that title approved (or to be approved) by the Secretary of State or by the Director as from time to time amended with the approval of the Director (where so required pursuant to its terms) and shall where the context permits include the Initial Settlement Agreement approved (or to be approved) by the Secretary of State (as from time to time amended with the consent of the Secretary of State).

"related undertaking: in relation to the licensee or any person means any undertaking in which the licensee or such person has a participating interest as defined by Section 260 of the Companies Act 1985 as substituted by Section 22 of the Companies Act 1989 and if that section is not in force at the date of grant of this licence as if such section were in force at such date.

"remote transmission assets: means any electric lines, electrical plant or meters owned by the Transmission Company which (a) are embedded in the licensee's system or in the distribution system of any authorised electricity operator other than the Transmission Company and are not directly connected by lines or plant owned by the Transmission Company to a sub-station owned by the Transmission Company and (b) are by agreement between the Transmission Company and the licensee or such authorised electricity operator operated under the direction and control of the licensee or such authorised electricity operator.
"Retail Price Index" means the general index of retail prices published by the Department of Employment each month in respect of all items or:

 (a) if the index for any month in any year shall not have been published on or before the last day of the third month after such month, such index for such month or months as the Director may after consultation with the licensee determine to be appropriate in the circumstances; or

 (b) if there is a material change in the basis of the index, such other index as the Director may after consultation with the licensee determine to be appropriate in the circumstances.

"Transmission Company" means The National Grid Company plc or any other holder for the time being of a licence to transmit electricity in England and Wales under Section 6(1)(b) or the Act.

"transmission system" means the system consisting (wholly or mainly) of high voltage electric lines owned or operated by the Transmission Company and used for the transmission of electricity from one generating station to a sub-station or to another generating station or between sub-stations or to any interconnector, and includes any electrical plant and meters owned or operated by the Transmission Company in connection with the transmission of electricity but shall not include any remote transmission assets.

"undertaking" bears the meaning ascribed to that expression by
Section 259 of the Companies Act 1985 as substituted by Section 22 of the Companies Act 1989 and if that section is not in force at the date of grant of this licence as if such section were in force at such date.


4.	Any reference to a numbered Condition (with or without a
suffix letter) or Schedule is a reference to the Condition (with or without a suffix letter) or Schedule bearing that number in this licence, and any reference to a numbered paragraph (with or without a suffix letter) is a reference to the paragraph (with or without a suffix letter) bearing that number in the Condition or
Schedule in which the reference occurs.

5.	In construing the Conditions, the heading or title of any
Condition or paragraph shall be disregarded.

6.	Where, in the Conditions, any obligation of the licenses is
required to be performed within a specified time limit that obligation shall be deemed to continue after that time limit if the licensee fails to comply with that obligation within that time limit.

7.	The provisions of Section 109 of the Act shall apply for the purposes of the delivery or service of any documents, directions or notices to be delivered or served pursuant to any Condition, and directions issued by the Director pursuant to any Condition shall be delivered or served as aforesaid.

Condition 2:	Restriction on supply to certain premises

1.	Save as provided in paragraphs 3 and 5 below the licensee
shall not during the franchise period supply electricity to any single premises at which the relevant demand in megawatts is at or below the franchise limit.

2.	In determining for the purposes of this Condition whether
any single premises falls within the franchise limit the licensee shall have regard to the following bases of assessment:

(a)	in respect of premises occupied by existing customers
the relevant demand in megawatts shall be calculated as an average of the maximum monthly demands under normal operating conditions at such single premises supplied by one or more authorized electricity operators and/or the licensee in the three months of highest maximum demand as recorded over the most recent twelve-month period in respect of which figures are available; and

(b)	in respect of premises occupied by a new customer
seeking a supply from the licensee the relevant demand in megawatts shall be calculated by reference to the average maximum monthly demand which might reasonably be expected in the three months of highest maximum demand over a twelve-month period at premises having similar demand characteristics to the premises occupied by such new customer.

2A.	For the purposes of paragraph 2, if any electricity which
has been or is to be supplied by the licensee to any single premises ("premises A") is or will be on-supplied by another person from premises A to one or more single premises ("premises B") then:

(a)	if the on-supply to premises B from premises A was made
on 31 March 1990 by that other person pursuant to an agreement for that other person to supply premises B which was subsisting on that date that demand at premises B which is met by such on-supply from premises A may be regarded as part of the relevant demand in megawatts at premises A; and

(b)	save as provided in sub-paragraph (a) above, that
demand at premises B which is met by such on-supply from premises A shall not be regarded as part of the relevant demand in megawatts at premises A.

3.	Subject to paragraph 4, if at any time during the franchise
period the relevant demand in megawatts (calculated in accordance with paragraph 2 and 2A above) at any single premises to which a supply is given by the licensee in accordance with the provisions of this Condition should fall to or below the franchise limit the license may, notwithstanding such fact, continue to supply such premises without being in breach of this Condition until such time as:

(a)	any contract existing between the licensee and the
customer occupying such premises is determined by effluxion of time or otherwise; or

(b)	the supply arrangements between the licensee and the
customer occupying such premises shall for any other reason be terminated.

4.	Save where the Director otherwise agrees, if (having regard
to the basis of assessment referred to in paragraph 2(b) above) the relevant demand in megawatts of a customer who was a new customer at the time of commencement of supply by the licensee should, in the first twelve-month period for which figures are available, prove to be less than was reasonably expected of such customer and to fall to or below the franchise limit, the licensee shall cease to supply such customer.

5.	Not withstanding paragraph 1, the licensee may supply
electricity to single premises at which the relevant demand in megawatts is at or below the franchise limit where such single premises are specified for the purposes of this licence by the Director with the prior approval of the Secretary of State.

6.	For the purposes of paragraph 2(a), where the average
calculated as there provided, but ignoring for this purpose the reference to normal operating conditions, was no more than 10 per cent higher than the average (calculated in the same manner) over the twelve-month period preceding the twelve-month period referred to in paragraph 2(a), the maximum monthly demands from which the average was derived shall be presumed to have occurred under normal operating conditions.

7.	Any dispute arising under the provisions of this Condition
between the licensee and any authorised electricity operator or any person requiring a supply of electricity from the licensee may be referred to the Director and the Director shall determine whether the premises in respect of which the customer requires a supply to be given fall within the franchise limit.

8.	In this Condition:

"existing customer" means any person occupying premises to which a supply is being given by the licensee or any other authorised electricity operator, which person (or any affiliate or related undertaking of such person) and premises have been supplied for a clear period of at least 12 months prior to the date on which application for supply by the licensee is made.

"franchise limit" means:
(a)  during the four year period from 31st March 1990 to 30th
March 1994 one megawatt; and

(b) during the succeeding four year period from 31st March 1994 to 30th March 1998 0.1 megawatt.

"franchise period" means the period of eight years commencing on 31st March 1990.

"new customer" means any person supplied or applying for a supply to premises other than an existing customer.

"single premises" includes in the case of sites or buildings in multi-occupation, each area in respect of which the supply of electricity was as at 31st December 1989 or is or is to be separately metered and the occupier individually invoiced by the licensee or any authorised electricity operator.



Condition 3:	Connection and use of system - requirement to
offer terms

1.	The licensee shall, subject to paragraphs 6, 7 and 11 below, offer to enter into an agreement with any authorised electricity operator who has made application for use of system:

(a)	to accept into the licensee's system at such entry
point and in such quantities as may be specified in the application, electricity to be provided by or for the authorised electricity operator;

(b) 	to deliver electricity equal in quantity to that
accepted into the licensee's system (less only any distribution losses) from such exit points on that system and in such quantities as may be specified in the application to such person as the authorised electricity operator may specify.

(c)	containing terms in accordance with paragraphs 3 or 4
below and such other terms and conditions as may be appropriate for the purposes of the agreement in the circumstances in which it is likely to be made.

2.	The licensee shall, subject to paragraphs 6 and 7 below,
offer terms for a connection and use of system agreement in accordance with paragraph 1 above as soon as practicable and in any event not more than the period specified in paragraph 8 below after receipt by the licensee of an application from the authorised electricity operator containing all such information as the licensee may reasonably require for the purpose of formulating the terms of his offer.

3.	The licensee's offer made in accordance with paragraph 1
shall make detailed provision regarding:

(a)	the carrying out of works (if any) required for the
construction or modification of the entry point to connect the licensee's system to the transmission system or to any distribution system or in connection with the construction or modification of any exit points for the delivery of the electricity to be distributed as specified in the agreement, and for the obtaining of any consents necessary for such purpose;

(b)	the carrying out of works (if any) for the provision of
electrical plant or for the extension or reinforcement of the licensee's system which are required, in the opinion of the licensee, to be undertaken for the provision of use of the system to the authorised electricity operator and for the obtaining of any consents necessary for such purpose;

(c)	the installation of appropriate meters or other
apparatus (if any) required to enable the licensee to measure electricity being accepted into the licensee's system at the specified entry point and leaving such system at the specified exit points;

(d)	the installation of such switchgear or other apparatus
(if any) as may be required for interrupting the use of system should there be a failure by or for an authorised electricity operator to provide electricity at its entry point on the licensee's system for delivery to the person specified by the authorised electricity operator from the exit points on such ;

(e)	the date by which any works required so as to permit
access to the licensee's system (including for this purpose any works to extend or reinforce them) shall be completed
(time being of essence unless otherwise agreed by the authorised electricity operator); and

(f)	the charges to be paid by the authorised electricity
operator for the provision of electrical plant, for connections to or modification of connections to, or the extension or reinforcement of, the licensee's system and for use of system shall, unless manifestly inappropriate, be set in conformity with paragraph 4 below.

4.	The charges referred to in paragraph 3 to be contained in
every agreement the subject of an offer by the licensee shall be such that:

(a)	charges for the provision of electrical plant,
connection charges, charges for modification of connections or any charges for extension or reinforcement of the licensee's system or for use of system are set at a level which will enable the licensee to recover no more than:

(i)	the appropriate proportion (taking account of the
factors referred to in paragraph 5) of the costs directly or indirectly incurred by the licensee; and

(ii)	a reasonable rate of return on the capital
represented by such costs; and

(b)	charges for the installation of meters, switchgear or
other apparatus and for their maintenance shall not exceed the costs thereof and a reasonable rate of return on the capital represented by such costs.

5.	For the purpose of determining an appropriate proportion of
the costs directly or indirectly incurred in carrying out works, the licensee shall have regard to:

	(a)	the benefit (if any) to be obtained or likely in the
future to be obtained by the licensee or any other authorised electricity operator as a result of the carrying out of such works whether by virtue of the provision of electrical plant, the reinforcement or extension of the licensee's system or the provision of additional entry or exit points on such system or otherwise; and

(b)	the ability or likely future ability of the licensee to
recoup a proportion of such costs from other authorised electricity operators or other persons.

6.	The licensee shall not be obliged pursuant to this Condition to offer to enter into any agreement with an authorised electricity operator to make connections or to provide use of system where, by reason of the capacity of the licensee's system and the use made or reasonably expected to be made of it, the licensee would be required to expand or reinforce the capacity of the licensee's system.

7.	The licensee shall not be obliged pursuant to this Condition to offer to enter into any agreement with an authorised electricity operator if::

(a)	to do so would be likely to involve the licensee:

(i)	in breach of the Grid Code;

(ii)	in breach of the Distribution Code;

(iii)	in breach of the Electricity Supply
Regulations 1988 or any regulations made under Section
29 of the Act; or

(iv)	in breach of any other enactment relating to
safety or standards applicable to the licensee's system; or

(b)	the person making the application does not undertake to
be bound, insofar as applicable, by the terms of the Distribution Code or the Grid Code from time to time in force; or

(c)	the person making the application ceases to be an
authorised electricity operator.

8.	For the purpose of paragraph 2, the period specified shall
be:

(a)	in the case of persons seeking use of system only, 28
days; and

(b)	in the case of persons seeking connection, modification
of an existing connection or use of system in conjunction with connection, three months.

9.	The preceding paragraphs of this Condition shall apply
mutatis mutandis in the case of any person (not being an authorised electricity operator) who wishes to be connected at an exit point on the licensee's system.

10.	The licensee shall within 28 days following receipt of a
request from any person, give or send to such person such information in the possession of the licensee as may be reasonably required by such person for the purpose of completing paragraph 8 of Part 1 and paragraphs 2(v) and (vi) of Part 2 of
Schedule 2 to the Electricity (Application for Licences and Extensions of Licences) Regulations 1990 or such provisions to like effect contained in any further regulations then in force made pursuant to Sections 6(3),60 and 64(1) of the Act.

11.	Paragraphs 1 to 10 inclusive above shall apply only if, and
to the extent that, the Director so directs and the licensee shall comply with any such direction.


Condition 3A:	Connection and use of system - functions of the
Director

1.	If, after a period which appears to the Director to be
reasonable for the purpose, the licensee has failed to enter into an agreement with an authorised electricity operator (or in the case of connection at any exit point, any person) entitled or claiming to be entitled thereto pursuant to an application in accordance with Condition 3, the Director may, pursuant to
Section 7(3)(c) of the Act, on the application of such authorised electricity operator or person or the licensee, settle any terms of the agreement in dispute between the licensee and the authorised electricity operator or person in such manner as appears to the Director to be reasonable having (insofar as relevant) regard, in particular, to the following considerations:

(a)	that the authorised electricity operator or person
should pay to the licensee the whole or an appropriate proportion (as determined in accordance with paragraph 5 of Condition 3) of the costs directly or indirectly incurred by the licensee in the carrying out of any works or in providing or doing any other thing under the agreement in question together with a reasonable rate of return on the capital represented by such costs calculated in accordance with the principles set out in paragraph 4 of Condition 3;

(b)	that the performance by the licensee of its obligations
under the agreement should not cause it to be in breach of any other Conditions of this license;

(c)	that any methods by which the licensee's system is
connected to the transmission system or to any distribution system accords with good engineering principles and practices; and

(d)	that the terms and conditions of agreements entered
into by the licensee pursuant to an application in accordance with Condition 3 should be, so far as circumstances allow, as similar in substance and form as is practicable.

2.	If the authorized electricity operator or person (as the
case may be) wishes to proceed on the basis of the agreement as settled by the Director, the licensee shall forthwith enter into and implement such agreement in accordance with its terms.



Condition 4:	Compliance with the Grid Codes

1.	The licensee shall comply with the provisions of the Grid
Code in so far as applicable to it.

2.	The Director may (following consultation with the
Transmission Company) issue directions relieving the licensee of its obligation under paragraph 1 in respect of such parts of the Grid Code and to such extent as may be specified in those directions.


Condition 5:	Compliance with Distribution Codes

1.	The licensee shall comply with the provisions of the
Distribution Code of any public electricity supplier in so far as applicable to it.

2.	The Director may (following consultation with any public
electricity supplier directly affected thereby) issue directions relieving the licensee of its obligation under paragraph 1 in respect of such parts of the Distribution Code of any public electricity supplier and to such extent as may be specified in those directions.


Condition 6:	Pooling and Settlement Agreement

1.	The licensee shall be party to and, within 3 months after
the date on which this licence comes into force (or such longer period as may be specified by the Director in directions issued for the purposes of this Condition), shall become a pool member under and shall in either case comply with the provisions of, the Pooling and Settlement Agreement insofar as the same shall apply to it in its capacity as a private electricity supplier.

2.	Paragraph 1 shall not apply for so long as the aggregate
amounts to be supplied by the licensee and any affiliate or related undertaking of the licensee and any affiliate or related undertaking of the licenses in its or their capacity as a public or private electricity supplier do not exceed 500 kW.


Condition 7:	Licensee's system planning

1.	The licensee shall plan and develop the licensee's system in accordance with a standard not less than that set out in Engineering Recommendation P. 2/5 (October 1978 revision) of the
Electricity Council Chief Engineers' Conference in so far as applicable to it or such other standard of planning as the licensee may, following consultation with the Transmission
Company and any authorised electricity operator liable to be materially affected thereby and with the approval of the Director, adopt from time to time.

2.	The Director may (following consultation with the licensee
and, where appropriate, with the Transmission Company and any authorised electricity operator liable to be materially affected thereby) issue directions relieving the licensee of its obligation under paragraph 1 in respect of such parts of the licensee's system and to such extent as may be specified in the directions


Condition 8:	Generation security standard

1.	The licensee shall make arrangements sufficient to meet the
generation security standard.

2.	The duty imposed by paragraph 1 shall be discharged either
by the licensee's complying with the provisions of paragraph 3 below or by the making by the licensee of such other arrangements as may have been previously approved in writing for the purpose by the Director.

3.	The licensee may discharge the duty imposed by paragraph 1
by:

	(a)	for so long as the relevant condition is met,
purchasing as a pool member under the terms of the Pooling and Settlement Agreement quantities of electricity which are at all times sufficient to meet the demands of all qualifying customers of the licensee; and

	(b)	for so long as the relevant condition is met, and save
by reason of planned maintenance undertaken on the licensee's system or in circumstances of force majeure affecting either the licensee's system or the quantities of electricity delivered into that system, not:

		(i)	making voltage reduction outside statutory limits;
or

	(ii)	interrupting or reducing supplies to any
qualifying customer otherwise than as instructed pursuant to the Grid Code by the Transmission Company or in accordance with any applicable Distribution Code.

4.	The relevant condition referred to in paragraph 3 is that
there should at any relevant time be electricity available to be purchased under the terms of the Pooling and Settlement Agreement at a price less than the ceiling price.

5.	The licensee shall upon request by the Director provide to
the Director such information as the Director may require for the purpose of monitoring compliance with this Condition and to enable the Director (having regard to his statutory duties) to review the operation of the generation security standard.

6.	The provisions of this Condition are without prejudice to
the duties of the licensee under the Electricity Supply
Regulations 1988.

7.	In this Condition:


"ceiling price" means such price as would be equal to the Pool
Selling Price in circumstances where the corresponding Pool
Purchase Price was an amount equal to the Value of Lost Load.

"generation security standard" means such standard of generation security as will ensure that:

 (a) the supply of electricity to qualifying customers will not be discontinued in more than 9 years in any 100 years; and

 (b) the voltage or frequency of electricity supplied to qualifying customers will not be reduced below usual operational limits in more than 30 years in any 100 years by reason of insufficiency of electricity generation available for the purposes of supply by the licensee to its qualifying customers at times of annual system peak demand.

"Pool Purchase Price" and "Pool Selling Price" shall each have the meaning from time to time ascribed to them in Schedule 9 to the Pooling and Settlement Agreement.

""qualifying customer" means any purchaser from the licensee but shall exclude

 (a) a contract purchaser under an interruptible contract or a contract containing load management terms to the extent that supplies to that purchaser may be interrupted or reduced in accordance with the terms of that contract; and

 (b) a customer on special tariff terms which restrict supplies to particular time periods to the extent that supplies to that customer may be interrupted or reduced in accordance with such tariff.

"Value of Lost Load" means in respect of the financial year, ending 31 March 1991 the sum of 2 pounds sterling per kWh, in respect of each succeeding financial year, the sum which corresponds to 2 pounds sterling per kWh as adjusted to reflect the percentage change in the Retail Price Index between the index published or determined in respect to the December prior to the start of that financial year and the index published or determined for December 1989.


Condition 9:	Security arrangements

1.	The licensee shall comply with the provisions of the Fuel
Security Code and such provisions shall have effect as if they were set out in this licence.


Condition 10:	Health and safety of employees

1.	It shall be the duty of the licensees to act together with
other licensees to consult with appropriate representatives of the employees for the purpose of establishing and maintaining an appropriate machinery or forum for the joint consideration of matters of mutual concern in respect of the health and safety of persons employed by those licensees.


Condition 11:	Provision of information to the Director

1.	Subject to paragraphs 2 and 3, the licensee shall furnish to the Director, in such manner and at such times as the Director may require, such information and shall procure and furnish to him such reports, as the Director may consider necessary in the light of the Conditions or as he may require for the purpose of performing:

	(a)	the functions assigned to him by or under the Act; and

	(b)	any functions transferred to him under the Act.

2.	The licensee may not be required by the Director to furnish
him under this Condition with information for the purpose of the exercise of his functions under Section 48 of the Act.

3.	The licensee may not be required by the Director to furnish
him under this Condition with any information required in relation to an enforcement matter which the licensee could not be compelled to produce or give under Section 28(3) of the Act.

4.	The power of the Director to call for information under
paragraph 1 is in addition to the power of the Director to call for information under or pursuant to any other Conditions.

5.	In paragraphs 1 to 4, "information" shall include any
documents, accounts, estimates, returns or reports (whether or not prepared specifically at the request of the Director) of any description specified by the Director.

6.	The licensee shall, if so requested by the Director, give
reasoned comments on the accuracy and text of any information and advice (so far as relating to the supply of electricity authorised by this licence) which the Director proposes to publish pursuant to Section 48 of the Act.


Condition 12:	Payment of fees

1.	The licensee shall, at the times stated hereunder, pay to
the Director fees of the amount specified in, or determined under, the following paragraphs of this Condition.

2.	Within 30 days after the grant of this licence but, in any
event, before 2 May 1991 the licensee shall pay to the Director an initial fee of 250 pounds sterling.

3.	In respect of the year beginning on 1st April 1992 and in
each subsequent year, the licensee shall pay to the Director a fee which is the aggregate of the following amounts:

	(a)	an amount which is a proportion as determined by the
Director of the amount estimated by the Director, according to a method which has previously been disclosed in writing to the licensee, as likely to be his costs during the coming year in the exercise of his general functions under the Act in relation to the holders of licences granted under Section
6(1) and 6(2) of the Act;

	(b)	an amount which is a proportion as determined by the
Director of the amount estimated by the Director (in consultation with the Monopolies Commission) as having been incurred in the calendar year immediately preceding the lst
April in question by the Monopolies Commission in connection with references made to it under Section 12 of the Act with respect to this licence or any other license issued under
Section 6(2) of the Act; and

	(c) 	the difference (being a positive or a negative amount),
if any, between:

	(i)	the amount of the fee paid by the licensee in
respect of the year immediately preceding the 1st April in question; and

	(ii)	the amount which that fee would have been in
respect of that year had the amount comprised therein under sub-paragraph (a) above (or, where that period commenced on 1 April 1991 the amount attributable to the maters referred to in that sub-paragraph) been calculated by reference to the total costs of the Director and the proportion thereof actually attributable to the licensee (such total costs being apportioned as determined by the Director according to a method previously disclosed in writing to the licensee)

	and the fee shall be paid by the licensee to the Director within one month of the Director giving notice to the licensee of its amount if that notice is given within six months of the beginning of the year in respect of which the fee is payable.


Condition 13:	Compulsory acquisition of land etc.

1.	All the powers and rights conferred by or under the
provisions of Schedule 3 of the Act (compulsory acquisition of land etc.) shall have effect in relation to the licensee to the extent that they are required for the installation, maintenance, removal or replacement of the licensee's system or any part thereof which are necessary to enable the licensee to supply electricity to the premises specified in Schedule 1 of this licence.

2.	Paragraph 1 shall cease to have effect on 31 March 1994.


Condition 14:	Powers to carry out street works etc.

1.	The powers and rights conferred by or under the provisions
of Schedule 4 to the Act (powers to carry out street works etc.)
shall have effect and may, subject to paragraph 2 below, be exercised by carrying out works in relation to, or in pursuance of, the installation, inspection, maintenance, adjustment, repair, alteration, replacement and removal of:

	(a)	electric lines which are necessary to enable the
licensee to supply electricity to premises specified in
Schedule 1 below;

	(b)	electrical plant associated with such lines; and

	(c)	any structures for housing or covering such lines or
plant.

2.	Works which are under, over, in, on, along or across any
street, which for the purposes of the Highways Act 1980 constitutes a highway or part of a highway maintainable at the public expense, may be undertaken in pursuance of paragraph 1 above subject to the following conditions:

	(a)	that such works shall not be carried out except with
the consent, which shall not unreasonably be withheld, of the highway authority and in accordance with such reasonable conditions as may be attached to such consent;

	(b)	that any question as to whether or not a consent of
highway authority is unreasonably withheld, or as to the reasonableness of conditions attached to such consent, shall be determined by a single arbiter to be appointed:

		(i)	by agreement between the licensee and the highway
authority; or

	(ii)	in default of such agreement, by the Director on
the application of either party.

3.	Paragraph 1 shall cease to have effect on 31 March 1994.


SCHEDULE 1


Specified premises

All non-domestic premises having a maximum demand over 1MW in the authorised areas as at 31 March 1990 of the following public electricity suppliers:

East Midlands Electricity plc

Eastern Electricity plc

London Electricity plc

MANWEB plc

Midlands Electricity plc

NORWEB plc

SEEBOARD plc

Southern Electric plc

South Wales Electricity plc

South Western Electricity plc

Yorkshire Electricity Group plc


SCHEDULE 2

Terms as to revocation

1.	The Director may at any time revoke this licence by not less than 30 days' notice in writing to the licensee:

	(a)	if the licensee agrees in writing with the Director
that this licence should be revoked;

	(b)	if any amount payable under Condition 12 is unpaid 30
days after it has become due and remains unpaid for a period of 14 days after the Director has given the licensee notice that the payment is overdue. Provided that no such notice shall be given earlier than the sixteenth day after the day on which the amount payable became due;

	(c)	if the licensee fails to comply with a final order
(within the meaning of Section 25 of the Act) or with a provisional order (within the meaning of that section) which has been confirmed under that section and (in either case) such failure is not rectified to the satisfaction of the Director within three months after the Director has given notice of such failure to the licensee. Provided that no such notice shall be given by the Director before the expiration of the period within which an application under
Section 27 of the Act could be made questioning the validity of the final or provisional order or before the proceedings relating to any such application are finally determined;

	(d)	if the licensee fails to comply with any order made by
the Secretary of State under Section 56, 73, 74 or 89 of the
Fair Trading Act 1973 or under Section 10(2)(a) of the
Competition Act 1980;

	(e)	if the licensee:

	(i)	has not within 5 years after the date of this
licence commenced the supply of electricity to any of the premises specified in Schedule 1 above; or

	(ii)	has ceased to supply electricity to all those
premises for a period of 5 years;

	(f)	if the licensee:

	(i)	is unable to pay its debts (within the meaning of
Section 123(1) or (2) of the Insolvency Act 1986, but subject to paragraph 2 of this Schedule) or has any voluntary arrangement proposed in relation to it under
Section 1 of that Act or enters into any scheme of arrangement (other than for the purpose of reconstruction or amalgamation upon terms and within such period as may previously have been approved in writing by the Director);

	(ii)	has a receiver (which expression shall include an
administrative receiver within the meaning of Section
251 of the Insolvency Act 1986) of the whole or any material part of its assets or undertaking appointed;

	(iii)	has an administration order under Section 8
of the Insolvency Act 1986 made in relation to it;

	(iv)	passes any resolution for winding-up other than a
resolution previously approved in writing by the Director; or

	(v)	becomes subject to an order for winding-up by a
court of competent jurisdiction; or

	(g)	if the licensee is convicted of having committed an
offence under Section 59 of the Act in making its application for this license.

2.	(a)	For the purposes of paragraph 1(f)(i) of this Schedule
Section 123(1)(a) of the Insolvency Act 1986 shall have effect as if for "750 pounds sterling" there was substituted
"250,000 pounds sterling" or such higher figure as the Director may from time to time determine by notice in writing to the licensee.

	(b)	The licensee shall not be deemed to be unable to pay
its debts for the purposes of paragraph 1(f)(i) of this
Schedule if any such demand as is mentioned in Section
123(1)(a) of the Insolvency Act 1986 is being contested in good faith by the licensee with recourse to all appropriate measures and procedures or if any such demand is satisfied before the expiration of such period as may be stated in any notice given by the Director under paragraph 1 of the Schedule.

3.	The provisions of Section 109 of the Act shall apply for the purposes of the service of any notice under this Schedule.